                                                                   EXHIBIT 10.29

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                            MEZZANINE LOAN AGREEMENT

                           Dated as of April 24, 2003

                                     Between

                           FELCOR/JPM HOLDINGS, L.LC.,
                                   as Borrower

                                       and

                              JPMORGAN CHASE BANK,
                                    as Lender

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

I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION...............................................................      1

         SECTION 1.1           Definitions.....................................................................      1

         SECTION 1.2           Principles of Construction......................................................     24

II.      GENERAL TERMS.........................................................................................     25

         SECTION 2.1           Loan Commitment; Disbursement to Borrower.......................................     25

         SECTION 2.2           Interest; Loan Payments; Late Payment Charge....................................     25

         SECTION 2.3           Prepayments.....................................................................     31

         SECTION 2.4           Interest Rate Cap Agreement.....................................................     33

         SECTION 2.5           Release of Property.............................................................     35

         SECTION 2.6           Substitution of Properties......................................................     36

III.     CASH MANAGEMENT.......................................................................................     39

         SECTION 3.1           Property Account................................................................     39

         SECTION 3.2           Lockbox Account.................................................................     39

IV.      REPRESENTATIONS AND WARRANTIES........................................................................     39

         SECTION 4.1           Borrower Representations........................................................     39

         SECTION 4.2           Survival of Representations.....................................................     55

V.       BORROWER COVENANTS....................................................................................     55

         SECTION 5.1           Affirmative Covenants...........................................................     55

         SECTION 5.2           Negative Covenants..............................................................     69

VI.      INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS...................................................     76

         SECTION 6.1           Insurance.......................................................................     76

         SECTION 6.2           Casualty........................................................................     77

         SECTION 6.3           Condemnation....................................................................     78

         SECTION 6.4           Restoration.....................................................................     78

         SECTION 6.5           Rights of Lender................................................................     78

VII.     RESERVE FUNDS.........................................................................................     79

         SECTION 7.1           Required Repairs................................................................     79

         SECTION 7.2           Tax and Insurance Escrow Fund...................................................     79

         SECTION 7.3           Replacements and Replacement Reserve............................................     80

         SECTION 7.4           Ground Lease Escrow Fund........................................................     84

         SECTION 7.5           UST Reserve Funds...............................................................     85

         SECTION 7.6           Reserve Funds, Generally........................................................     85

         SECTION 7.7           Transfer of Reserve Funds under Mortgage Loan...................................     86

VIII.    DEFAULTS..............................................................................................     86

         SECTION 8.1           Event of Default................................................................     86

         SECTION 8.2           Remedies........................................................................     90

         SECTION 8.3           Right to Cure Defaults..........................................................     91

         SECTION 8.4           Remedies Cumulative; Waivers....................................................     92

         SECTION 8.5           Power of Attorney...............................................................     92

IX.      SPECIAL PROVISIONS....................................................................................     93

         SECTION 9.2           Securitization..................................................................     94

         SECTION 9.3           Servicer........................................................................     94

         SECTION 9.4           Exculpation.....................................................................     94

         SECTION 9.5           Mortgage Loan Defaults..........................................................     97

         SECTION 9.6           Intercreditor Agreement.........................................................     98

         SECTION 9.7           Discussions with Mortgage Lender................................................     98

         SECTION 9.8           Independent Approval Rights.....................................................     98

         SECTION 9.9           Reinstatement...................................................................     99

X.       MISCELLANEOUS.........................................................................................     99

         SECTION 10.1          Survival........................................................................     99

         SECTION 10.2          Lender's Discretion.............................................................     99

         SECTION 10.3          Governing Law...................................................................     99

         SECTION 10.4          Modification, Waiver in Writing.................................................    100

         SECTION 10.5          Delay Not a Waiver..............................................................    100

         SECTION 10.6          Notices.........................................................................    101

         SECTION 10.7          Trial by Jury...................................................................    102

         SECTION 10.8          Headings........................................................................    102

         SECTION 10.9          Severability....................................................................    102

         SECTION 10.10         Preferences.....................................................................    102

         SECTION 10.11         Waiver of Notice................................................................    103

         SECTION 10.12         Remedies of Borrower............................................................    103

         SECTION 10.13         Expenses; Indemnity.............................................................    103

         SECTION 10.14         Schedules and Exhibits Incorporated.............................................    104

         SECTION 10.15         Offsets, Counterclaims and Defenses.............................................    105

         SECTION 10.16         No Joint Venture or Partnership; No Third Party Beneficiaries...................    105

         SECTION 10.17         Publicity.......................................................................    105

         SECTION 10.18         Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.........    105

         SECTION 10.19         Waiver of Counterclaim..........................................................    106

         SECTION 10.20         Conflict; Construction of Documents; Reliance...................................    106

         SECTION 10.21         Brokers and Financial Advisors..................................................    107

         SECTION 10.22         Prior Agreements................................................................    107

         SECTION 10.23         Certain Additional Rights of Lender.............................................    107

         SECTION 10.24         Counterparts....................................................................    108

                            MEZZANINE LOAN AGREEMENT

      THIS MEZZANINE LOAN AGREEMENT, dated as of April 24, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between JPMORGAN CHASE BANK, a New York banking corporation, having an address at 270 Park Avenue, New York, New York 10017 ("Lender") and FELCOR/JPM HOLDINGS, L.L.C., a Delaware limited liability company, having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 ("Borrower").

                              W I T N E S S E T H:

      WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

      WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

      NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

      I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      SECTION 1.1 Definitions.

      For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

      "Acceptable Counterparty" means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of not less than "AA-" (or the equivalent) by the Rating Agencies.

      "Accounts" shall have the meaning as set forth in the Mortgage Loan Agreement.

      "Act" shall have the meaning set forth in Section 4.1.35 hereof.

      "Adjusted Prime Rate" shall mean an interest rate per annum equal to the Prime Rate in effect from time to time plus one percent (1%).

      "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

      "Affiliate Agreements" shall have the meaning set forth in Section 5.2.8 hereof.

      "Affiliated Manager" shall mean any property manager which is an Affiliate of, or in which Borrower, Mortgage Borrower, Principal, Junior Mezzanine Borrower, Junior Mezzanine Principal, any Operating Lessee SPE Entity, a Pledgor SPE Entity, or any Guarantor or Indemnitor has, directly or indirectly, any legal, beneficial or economic equity interest.

      "Allocated Loan Amount" shall mean, for an Individual Property, the amount set forth on Schedule I hereto.

      "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for each Individual Property prepared by Manager and approved by Borrower for the applicable Fiscal Year or other period.

      "Applicable Laws" shall mean all existing and future U.S. federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

      "Applicable Interest Rate" shall mean (A) from and including the date of this Agreement through the first Payment Date, an interest rate per annum equal to 6.375%; and (B) from and including the first Payment Date and for each successive Interest Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to (I) the Eurodollar Rate or
(II) the Adjusted Prime Rate, if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions of Section 2.2.3 hereof.

      "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

      "Approved Annual Budget" shall have the meaning set forth in Section 5.1.10(d) hereof.

      "Assignment of Interest Rate Cap" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement made by Borrower to Lender dated as of the date hereof required by this Agreement as security for the Loan, consented to by the Counterparty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

      "Bankruptcy Code" shall mean Title 11 U.S.C. Section 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

      "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

      "Breakage Costs" shall have the meaning set forth in Section 2.2.3(d) hereof.

      "Budget Approval Period" shall have the meaning set forth in Section 5.1.10(d) hereof.

      "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

      "Business Party" shall have the meaning set forth in Section 4.1.36(aa) hereof.

      "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including, but not limited to, expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

      "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such fund delivered by wire transfer.

      "Cash Flow Threshold" shall mean $17,900,000.00; provided, however, in connection with a release and/or substitution of an Individual Property in accordance with the terms hereof, Cash Flow Threshold shall be recalculated so as to equal the aggregate of (i) with respect to Individual Properties that were subject to the Lien of a Security Instrument on the Closing Date eight-five percent (85%) of the Adjusted Net Operating Income (as defined in the Mortgage Loan Agreement) of each such Individual Property for the twelve (12) month period preceding the Closing Date as indicated on Schedule XIII attached to the Mortgage Loan Agreement and (ii) with respect to Individual Properties that were not subject to the Lien of a Security Instrument on the Closing Date, eight-five percent (85%) of the Adjusted Net Operating Income of each such Individual Property for the most recently available twelve (12) month period preceding the date of the calculation..

      "Casualty" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any Individual Property or any part thereof.

      "Closing Date" shall mean the date of the funding of the Loan.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      "Collateral" shall mean (i) the Collateral as defined in the Pledge Agreement, and (ii) all other collateral for the Loan granted in the Loan Documents.

      "Concentration Account" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

      "Control" (and the correlative terms "controlled by" and "controlling") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

      "Counterparty" shall mean JPMorgan Chase Bank or any other Person which is the issuer of the Interest Rate Cap Agreement.

      "Creditors Rights Laws" shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

      "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document, including, without limitation, all Reserve Fund Deposits, if any are required pursuant to the terms hereof.

      "Debt Service" shall mean, with respect to any particular period of time, interest and principal payments due under the Note and the Mortgage Note for such period.

      "Debt Service Coverage Ratio" shall mean a ratio in which:

      (a) the numerator is the Net Operating Income for the most recently available 12 full calendar month period preceding the date of calculation as set forth in the financial statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties, or (iii) amounts paid to the Mortgage Reserve Funds less (A) management fees equal to the greater of (1) assumed management fees of four percent (4%) of Gross Income from Operations or (2) the actual management fees incurred, (B) the actual franchise fees incurred and (C) the greater of (1) actual Replacement Reserve Fund contributions equal to 4% of Gross Income from Operations or (2) contributions for Replacements required pursuant to the Management Agreements and the Franchise Agreements; and

      (b) the denominator is all the aggregate interest and principal payments that would be due and payable for such 12 full calendar month period on the Loan, the Mortgage Loan and the Junior Mezzanine Loan assuming a principal and interest constant equal to 10.90%.

      "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

      "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

      "Distributions" shall have the meaning set forth in Section 5.2.12.

      "Dow Jones Market Service Page 3750" means the display designated as page 3750 on the Dow Jones Market Service (formerly Telerate) Page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits).

      "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

      "Eligible Institution" shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least AA by Fitch and S&P and Aa2 by Moody's in the case of accounts in which funds are held for more than thirty (30) days.

      "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement executed by Borrower and Indemnitor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Environmental Law" shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower and/or Indemnitor or any Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

      "Environmental Liens" shall have the meaning set forth in Section 5.1.19(a) hereof.

      "Environmental Reports" shall have the meaning set forth in Section 4.1.40 hereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "Eurodollar Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus five percent (5%) per annum.

      "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

      "Excess Cash Flow" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Excess Cash Flow Application Date" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Excess Cash Flow Sweep Period" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Expiring Franchise Agreement Property" shall mean the Individual Property located in Lexington, Kentucky.

      "Expiring Management Agreement Properties" shall mean the Individual Properties located in (i) Jacksonville, Florida, (ii) Lexington, Kentucky, (iii) Tulsa, Oklahoma and (iv) Dallas, Texas.

      "Extension Additional Interest Payment" shall mean a fee equal to (i) with respect to the first Extension Term, 0.125% of the outstanding principal balance of the Loan at the time of Lender's receipt of the applicable Extension Notice and (ii) with respect to the second Extension Term, 0.25% of the outstanding principal balance of the Loan at the time of Lender's receipt of the applicable Extension Notice.

      "Extension Criteria" shall mean, with respect to each extension of the Maturity Date as provided herein, (i) no Event of Default has occurred and is continuing under the Loan, (ii) Borrower sends Lender written request at least sixty (60) days, but not more than one hundred twenty (120) days, prior to the expiration of the initial or Extension Term, as applicable, (an "Extension Notice") (iii) Borrower shall obtain and deliver to Lender prior to exercise of such Extension Term, one or more Replacement Interest Rate Cap Agreements, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day of such Extension Term and shall have a maturity date not earlier than the Maturity Date, (iv) Borrower pays to Lender the applicable Extension Additional Interest Payment (v) Lender has determined that the applicable Extension DSCR Test has been satisfied, (vi) the Mortgage Loan is simultaneously extended pursuant to the terms thereof and (vii) unless a Junior Mezzanine Event of Default has occurred and is continuing, the Junior Mezzanine Loan is simultaneously extended pursuant to the terms thereof.

      "Extension DSCR Test" shall mean the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding (i) Lender's receipt of the Extension Notice and (ii) the first day of the applicable Extension Term, for the Properties remaining subject to the Lien of the Security Instruments shall be equal to or greater (A) with respect to the first Extension Term, 1.30:1.00 and (B) with respect to the second Extension Term, 1.35:1.00. The Extension DSCR Test may be obtained by prepaying a portion of the Loan and no prepayment consideration shall be due in connection therewith.

      "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

      "Failure To Respond Notice" shall have the meaning set forth in Section 5.1.10(d) hereof.

      "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

      "Fitch" shall mean Fitch, Inc.

      "Florida Properties" shall mean the Individual Properties located in Tampa, Florida and Jacksonville, Florida.

      "Foreign Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

      "Franchise Agreement" shall mean those certain franchise agreements more specifically identified on Schedule VII attached hereto.

      "Franchisor" shall mean each franchisor with respect to the applicable Franchise Agreement, as same is identified on Schedule VII attached hereto.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

      "Governmental Authority" shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

      "Gross Income from Operations" shall mean all income, room revenues, food and beverage revenue, telephone revenue, computed in accordance with GAAP derived from the ownership and operation of the Properties from whatever source, including, but not limited to, the Rents, utility charges, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgage Borrower or Operating Lessee to any Governmental Authority, interest on the Mortgage Reserve Funds, interest on credit accounts, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, payments received on the Interest Rate Cap Agreement or the Mortgage Interest Rate Cap Agreement, unforfeited security deposits, utility and other similar deposits, escalations, forfeited security deposits and any disbursements to Mortgage Borrower from the Mortgage Reserve Funds. Gross income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in a Property or any part thereof.

      "Ground Lease" shall mean, individually and collectively, as the context may require, each ground lease described on Schedule XII attached hereto and made a part hereof.

      "Ground Lease Escrow Fund" shall have the meaning set forth in Section 7.4 hereof.

      "Ground Lessor" shall mean the fee owner, as landlord, under each Ground Lease.

      "Ground Rent" shall have the meaning set forth in Section 7.4 hereof.

      "Guarantor" shall mean FelCor Lodging Limited Partnership and any other entity guaranteeing any payment or performance obligation of Borrower.

      "Guaranty" shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time for the benefit of Lender.

      "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold; any substance the presence of which on any Property is prohibited by any federal, State or local authority; any substance that requires special handling and/or disposal; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

      "Hilton Franchised Properties" shall mean the Individual Properties located at (i) Bloomington, Minnesota, (ii) Dallas, Texas, (iii) Jacksonville, Florida, (iv) Lexington, Kentucky and (v) Tulsa, Oklahoma.

      "Improvements" shall have the meaning set forth in Article 1 of the related Security Instrument with respect to each Individual Property.

      "Indemnified Liabilities" shall have the meaning set forth in Section 10.13(b) hereof.

      "Indemnified Parties" shall mean Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Pledge Agreement is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, as well as custodians, trustees and other fiduciaries (who hold or have held a full or partial interest in the Loan for the benefit of another Indemnified Party) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

      "Indemnitor" shall mean FelCor Lodging Limited Partnership.

      "Independent Director" shall have the meaning set forth in Section 4.1.36(aa) hereof.

      "Individual Property" shall mean each parcel of real property (including, without limitation, any interest created pursuant to a Ground Lease), the Improvements thereon and all Personal Property owned by Mortgage Borrower, Operating Lessee and Ground Lessor and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described in Article 1 of each Security Instrument and referred to therein as the "Property", including any Release Property prior to its release or Substitute Property upon substitution.

      "Initial Replacement Reserve Monthly Deposit" shall mean $257,300.00.

      "Insolvency Opinion" shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender or the Rating Agencies, as the case may be.

      "Insurance Premiums" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Insurance Proceeds" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Intercreditor Agreement" shall have the meaning set forth in Section 9.6 hereof.

      "Interest Period" shall mean the period from the ninth (9th) day of each month through and including the eighth (8th) day of the following month, provided that, notwithstanding the foregoing, Lender shall have the one (1) time right to change the Interest Period by giving notice of such change to Borrower.

      "Interest Rate Cap Agreement" shall mean the Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto), between an Acceptable Counterparty and Borrower obtained by Borrower and dated as of the date hereof. The Interest Rate Cap Agreement shall be written on the then current standard ISDA documentation, and shall provide for interest periods and calculations consistent with the payment terms of this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term "Interest Rate Cap Agreement" shall be deemed to mean such Replacement Interest Rate Cap Agreement.

      "Interest Shortfall" shall have the meaning set forth in Section 2.3.1(b) hereof.

      "Investor" shall have the meaning set forth in Section 5.1.10(g) hereof.

      "Jacksonville Property" shall mean the Individual Property located at 9300 Baymeadows Road, Jacksonville, Florida.

      "Junior Mezzanine Borrower" shall mean DJONT/JPM TENANT CO., L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

      "Junior Mezzanine Event of Default" shall have the meaning ascribed to the term "Event of Default" in the Junior Mezzanine Loan Agreement.

      "Junior Mezzanine Lender" shall mean JPMorgan Chase Bank, together with its successors and permitted assigns.

      "Junior Mezzanine Loan" shall mean that certain loan in the original principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) of even date herewith made by Junior Mezzanine Lender to Junior Mezzanine Borrower.

      "Junior Mezzanine Loan Agreement" shall mean that certain Junior Mezzanine Loan Agreement dated as of the date hereof among Junior Mezzanine Borrower, Junior Mezzanine Lender and other parties set forth therein, if any.

      "Junior Mezzanine Loan Documents" shall have the meaning ascribed to the term "Loan Documents" in the Junior Mezzanine Loan Agreement.

      "Junior Mezzanine Principal" shall have the meaning ascribed to the term "Principal" in the Junior Mezzanine Loan Agreement.

      "Leases" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property, including, without limitation , the Operating Lease.

      "Legal Requirements" shall mean, with respect to each Individual Property, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, the Collateral, Ground Lessor with respect to the Florida Properties, Mortgage Borrower or any Individual Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

      "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

      "Lender Transaction" shall have the meaning set forth in Section 9.1 hereof.

      "LIBOR" shall mean the rate per annum calculated as set forth below:

            (i) With respect to each Interest Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date (rounded upwards to the nearest 1/16 of 1%). If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. Lender shall determine LIBOR for each Interest Period and the determination of LIBOR by Lender shall be binding upon Borrower absent manifest error.

            (ii) In the event that Lender shall have determined in its reasonable discretion that none of the methods set forth in the definition of "LIBOR" herein are available, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, LIBOR, commencing with such related Interest Period, shall be LIBOR in effect for the most recent Interest Period.

      "LIBOR Business Day" shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.

      "LIBOR Determination Date" shall mean, with respect to any Interest Period, two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which the applicable Interest Period commences; provided that, notwithstanding the foregoing, Lender shall have the one (1) time right to change the LIBOR Determination Date by giving notice of such change to Borrower.

      "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Mortgage Borrower, Ground Lessor with respect to the Florida Properties, the Collateral or any related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

      "Liquidation Event" shall have the meaning set forth in Section 2.3.2 hereof.

      "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents.

      "Loan Documents" shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Subordination of Management Agreement, the Guaranty, the Assignment of Interest Rate Cap Agreement, the Operating Lease Subordination

Agreement, and all other documents executed and/or delivered in connection with the Loan now existing or hereinafter executed.

      "Loan Party" shall mean individually and collectively, as the context requires, Borrower, Pledgor, Mortgage Borrower or any other Restricted Party that is a subsidiary of FelCor Lodging Limited Partnership.

      "Lockbox Account" shall have the meaning set forth in Section 3.1 hereof.

      "Lockout Period" shall have the meaning set forth in Section 2.3.1 hereof.

      "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).

      "Major Lease" shall mean (i) the Operating Lease, (ii) any Lease for sit-down restaurant facilities at any Individual Property, (iii) any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (A) provides for ten percent (10%) or more of the total gross income for any Individual Property, (B) covers five percent (5%) or more of the total space at any Individual Property, in the aggregate, (C) provides for a lease term of more than ten (10) years including options to renew or (D) is with an Affiliate of Borrower and (iv) any instrument guaranteeing or providing credit support for any Major Lease.

      "Management Agreement" shall mean, with respect to any Individual Property, the management agreement entered into by and between Mortgage Borrower or Operating Lessee and Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

      "Manager" shall mean for each Individual Property, that certain property manager set forth on Schedule IX or, if the context requires, a Qualified Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement.

      "Maturity Date" shall mean May 9, 2006, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, however, upon compliance with the Extension Criteria, Borrower shall have the right to extend the Maturity Date for two (2) additional periods of one (1) year each (each, an "Extension Term").

      "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

      "Member" shall have the meaning set forth in Section 4.1.35 hereof.

      "Monthly Debt Service Payment Amount" shall mean the amount of interest and the Scheduled Amortization Payment due and payable on each Payment Date, pursuant to the Note and Section 2.2 hereof.

      "Monthly Ground Rent Deposit" shall have the meaning set forth in Section
7.4 hereof.

      "Monthly Insurance Premium Deposit" shall have the meaning set forth in
Section 7.2 hereof.

      "Monthly Tax Deposit" shall have the meaning set forth in Section 7.2 hereof.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgage Borrower" shall mean FELCOR/JPM HOTELS, L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

      "Mortgage Interest Rate Cap Agreement" shall mean the "Interest Rate Cap Agreement" under and as defined in the Mortgage Loan Agreement.

      "Mortgage Lender" shall mean JPMorgan Chase Bank together with its successors and assigns.

      "Mortgage Loan" shall mean that certain loan made by Mortgage Lender to Mortgage Borrower in the principal amount of $115,000,000.00.

      "Mortgage Loan Agreement" shall mean that certain Loan Agreement between Mortgage Borrower and Mortgage Lender in connection with the Mortgage Loan, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

      "Mortgage Loan Documents" shall mean, collectively, the Mortgage Note, the Mortgage Loan Agreement, the Security Instruments, and any and all other documents defined as "Loan Documents" in the Mortgage Loan Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Mortgage Loan Event of Default" shall mean an "Event of Default" under and as defined in the Mortgage Loan Agreement.

      "Mortgage Loan Extension Option" shall mean each and every option of Mortgage Borrower to extend the term of the Mortgage Loan in accordance with the terms of the Mortgage Loan Agreement.

      "Mortgage Loan Extension Notice" shall have the meaning set forth in
Section 2.2.9 hereof.

      "Mortgage Loan Extension Request" shall have the meaning set forth in
Section 2.2.9 hereof.

      "Mortgage Note" shall mean that certain promissory note of even date herewith in the original principal amount of ONE HUNDRED FIFTEEN MILLION AND 00/100 DOLLARS ($115,000,000.00), made by Mortgage Borrower in favor of Mortgage Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

      "Mortgage Reserve Funds" shall mean the "Reserve Funds" as defined in the Mortgage Loan Agreement.

      "Mortgage Securities" shall mean the "Securities" as defined in the Mortgage Loan Agreement.

      "Net Liquidation Proceeds After Debt Service" shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) in the event of a Liquidation Event consisting of a Casualty or Condemnation, Lender's and/or Mortgage Lender's reasonable costs incurred in connection with the recovery thereof, (ii) in the event of a Liquidation Event consisting of a Casualty or Condemnation, the costs incurred by Mortgage Borrower in connection with a restoration of all or any portion of the applicable Property made in accordance with the Mortgage Loan Documents,
(iii) in the event of a Liquidation Event consisting of a Casualty or Condemnation or a Transfer, amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the event of a Liquidation Event consisting of a Casualty or Condemnation, those proceeds paid to Mortgage Borrower pursuant to Section 6.4(b)(vii) of the Mortgage Loan Agreement, (v) in the case of a foreclosure sale, disposition or transfer of a Property in connection with realization thereon following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys' fees and brokerage commissions), (vi) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vii) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys' fees) of such refinancing, and (vii) the amount of any prepayments required pursuant to the Mortgage Loan Documents in connection with any such Liquidation Event.

      "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

      "Net Cash Flow Schedule" shall have the meaning set forth in 5.1.10(b) hereof.

      "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

      "Net Proceeds" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Note" shall mean that certain promissory note of even date herewith in the original principal amount of TEN MILLION AND 00/100 DOLLARS
($10,000,000.00), made by

Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

      "O&M Program" shall have the meaning as set forth in the Mortgage Loan Agreement.

      "Obligations" shall mean Borrower's obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

      "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

      "Open Date" shall have the meaning set forth in Section 2.3.1(b) hereof.

      "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, franchise fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds or the Mortgage Reserve Funds.

      "Operating Lease" shall mean those certain Operating Leases described on
Schedule VIII attached hereto.

      "Operating Lease Subordination Agreement" shall mean that certain Operating Lease Subordination Agreement with respect to the Properties.

      "Operating Lessee" shall mean DJONT/JPM LEASING, L.L.C., a Delaware limited liability company.

      "Operating Lessee Principal" shall have the meaning set forth in the Operating Lease Subordination Agreement.

      "Operating Lessee SPE Entities" shall mean individually and collectively, Operating Lessee and Operating Lessee Principal.

      "Organizational Documents" shall mean (i) with respect to a corporation, such Person's certificate of incorporation and by laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock, (ii) with respect to a partnership, such Person's certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests,
(iii) with respect to a limited liability company, such Person's certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, and (iv) any and all agreements between any constituent member, partner or shareholder of the Person in question, including any contribution agreement or indemnification agreements. In each case, with respect to a Loan Party, "Organizational Documents" shall include any indemnity, contribution, shareholders or other agreement among any of the owners of the entity in question.

      "Other Charges" shall mean all personal property taxes, Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

      "Owner's Title Policy" shall mean that certain ALTA extended coverage owner's policy of title insurance issued in connection with the closing of the Mortgage Loan insuring the Mortgage Borrower as the owner of the Property.

      "Ownership Interest" means (i) any interest in the Property or (ii) in the case of any Loan Party, any ownership interest in such Loan Party, direct or indirect, contingent or fixed, at any level or any tier, of any nature whatsoever, whether in the form of a partnership interest, stock interest, membership interest, equitable interest, beneficial interests, profit interest, loss interest, voting rights, control rights, management rights or otherwise.

      "Payment Date" shall mean the ninth (9th) day of each month, or if such day is not a Business Day, the immediately succeeding Business Day. Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Payment Date by giving at least thirty (30) days prior written notice of such change to Borrower.

      "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (d) Liens securing Permitted FF&E Financing, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

      "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any of its Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date it is anticipated such funds will be needed to meet Borrower's obligations hereunder and meeting one of the appropriate standards set forth below:

            (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the

      Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (ii) Federal Housing Administration debentures;

            (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,
      (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread

      (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
      (D) such investments must not be subject to liquidation prior to their maturity;

            (viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) for money market funds; and

            (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

      "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Personal Property" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

      "Physical Conditions Report" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender and Mortgage Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender and Mortgage Lender in their respective sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

      "Plan" shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

      "Plan Assets" shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101 or similar law.

      "Pledge Agreement" shall mean those certain Pledge and Security Agreements together with all exhibits attached thereto dated as of the date hereof, executed and delivered by Borrower and Pledgor to Lender as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Pledged Member Interests" shall mean all membership interests in Mortgage Borrower and Operating Lessee, as more particularly defined in the Pledge Agreement.

      "Pledgor" shall mean DJONT/JPM HOLDINGS, L.L.C., a Delaware limited liability company.

      "Pledgor Documents" shall mean the Pledge Agreement, the Environmental Indemnity, and all other documents executed and/or delivered by Pledgor in connection with the Loan.

      "Pledgor SPE Entities" shall mean individually and collectively, Pledgor and Principal.

      "Policies" shall have the meaning specified in the Mortgage Loan
Agreement.

      "Prepayment Date" shall have the meaning set forth in Section 2.3.1 hereof.

      "Prime Rate" shall mean, on a particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective. Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. The determination of the Prime Rate by Lender shall be conclusive and binding absent manifest error.

      "Principal" shall have the meaning set forth in Section 4.1.36 hereof, together with its successors and assigns.

      "Prohibited Person" shall mean any Person:

            (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

            (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

            (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

            (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

            (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

            (f) who is an Affiliate of or affiliated with a Person listed above.

      "Properties" shall mean, collectively, each and every Individual Property.

      "Property" shall mean, as the context may require, the Properties or an Individual Property.

      "Property Account" shall have the meaning set forth in Section 3.1(a) hereof.

      "Property Account Bank" shall mean for each Individual Property, that certain property account bank set forth on Schedule X, provided that such bank remains an Eligible Institution, and any successor Eligible Institution or other Eligible Institution selected by Borrower, subject to Lender's approval.

      "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

      "Qualified Manager" shall mean a reputable and experienced professional management organization (a) which manages, together with its Affiliates, one hundred fifty (150) properties of a type, quality and size similar to the Properties, totaling in the aggregate no less than 30,000 guest rooms and (b) prior to whose employment as manager of the Properties, such employment shall have been approved by Lender, which approval shall not be unreasonably withheld or delayed.

      "Quality Assurance Reports" shall mean any quality assurance reports of inspection or compliance from a Franchisor under a Franchise Agreement with respect to any Individual Property.

      "Rating Agencies" shall mean each of S&P, Moody's, and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender.

      "Release" of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

      "Release Price" shall mean, for each Individual Property, one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property.

      "Release Property" shall have the meaning set forth in Section 2.6 hereof.

      "Rents" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

      "Replacement Interest Rate Cap Agreement" means an interest rate cap agreement from an Acceptable Counterparty with terms identical to the Interest Rate Cap Agreement.

      "Replacement Management Agreement" shall mean, collectively, (a) either
(i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Mortgage Securities or any class thereof; and (b) a subordination of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Operating Lessee and such Qualified Manager at Borrower's expense; provided, however, with respect to the Expiring Management Agreement Properties only, Borrower shall not be required to obtain Lender's consent or such a confirmation for the Rating Agencies in the event that the Management Agreements in effect on the date hereof are extended on the same or more favorable terms to Mortgagor Borrower and/or Operating Lessee, as applicable, prior to the expiration thereof.

      "Replacement Reserve Account" shall have the meaning set forth in Section
3.1 of the Mortgage Loan Agreement.

      "Replacement Reserve Fund" shall have the meaning set forth in Section
7.3.1 hereof.

      "Replacement Reserve Monthly Deposit" shall mean the greater of (i) such amounts as are required under the Franchise Agreements to be reserved for furniture, fixtures and equipment, (ii) such amounts as are required under the Management Agreements to be reserved for furniture, fixtures and equipment and
(iii)(1) until the end of the calendar year in which the Closing Date occurs, the amount of the Initial Replacement Reserve Monthly Deposit, and (2) thereafter, the quotient obtained by dividing (A) the aggregate Gross Income from Operations for the Properties still subject to the Lien of a Security Instrument for the preceding calendar year (as reflected in Borrower's annual operating statements as approved and accepted by Lender) multiplied by four percent (4%) by (B) twelve (12). The Replacement Reserve Monthly Deposit shall be adjusted annually and shall be effective for the Replacement Reserve Monthly Deposit due on the Payment Date first occurring after the appropriate financial statements have been delivered to Lender as required herein.

      "Replacements" shall have the meaning set forth in Section 7.3.1 hereof.

      "Required Remediation" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Required Repairs" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Reserve Fund Deposits" shall mean the amounts to be deposited into the Reserve Funds for any given month or at any other time as provided in this Agreement or in the other Loan Documents.

      "Reserve Funds" shall mean all escrow or reserve funds established by the Loan Documents.

      "Responsible Officer" means with respect to a Person, the president, chief financial officer or treasurer of such Person.

      "Restoration" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Restricted Party" shall mean Mortgage Borrower, Borrower, Principal, Junior Mezzanine Borrower, Junior Mezzanine Principal, the Operating Lessee SPE Entities, the Pledgor SPE Entities or any Affiliated Manager or any shareholder, partner or member, or any direct or indirect legal or beneficial owner of, Mortgage Borrower, Borrower, Principal, Junior Mezzanine Borrower, Junior Mezzanine Principal, the Operating Lessee SPE Entities, the Pledgor SPE Entities or any Affiliated Manager provided, however, that in no event shall FelCor

Lodging Limited Partnership or FelCor Lodging Trust Incorporated be deemed a Restricted Party.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

      "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

      "Scheduled Amortization Payments" shall mean the amount of principal set forth on Schedule VI hereto to be paid on each Payment Date.

      "Security Instrument" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Mortgage Borrower and Operating Lessee as security for the Mortgage Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Servicer" shall have the meaning set forth in Section 9.3 hereof.

      "Servicing Agreement" shall have the meaning set forth in Section 9.3 hereof.

      "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c) hereof.

      "Special Member" shall have the meaning set forth in Section 4.1.35 hereof.

      "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

      "Strike Rate" shall mean 6.0%.

      "Subordination of Management Agreement" shall mean that certain Subordination of Management Agreement, dated as of the date hereof, among Lender, Borrower, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Substitute Allocated Loan Amount" shall have the meaning set forth in
Section 2.6(i) hereof.

      "Substitute Property" shall have the meaning set forth in Section 2.6 hereof.

      "Survey" shall mean, with respect to an Individual Property, a survey prepared by a surveyor licensed in the State where such Individual Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

      "Tax and Insurance Escrow Fund" shall have the meaning set forth in
Section 7.2 hereof.

      "Taxes" shall mean all real estate taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

      "Terrorism Exclusion" shall have the meaning set forth in Section 6.1(a)(x) hereof.

      "Terrorism Insurance" shall have the meaning set forth in Section 6.1(a)(x) hereof.

      "Terrorism Insurance Cap" shall have the meaning set forth in Section 6.1(a)(x) hereof.

      "Terrorism Insurance Required Amount" shall have the meaning set forth in
Section 6.1(a)(x) hereof.

      "Title Insurance Policy" shall have the meaning set forth in the Mortgage Loan Agreement.

      "Transfer" shall have the meaning set forth in Section 5.2.10(a) hereof.

      "Triggering Event" shall mean the earlier to occur of: (i) an Event of Default or (ii) the date the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of such calculation is not in excess of 1.15 to 1.00.

      "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the state of New York.

      "UCC Financing Statements" shall mean the UCC financing statement executed in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

      SECTION 1.2 Principles of Construction.

      (a) All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. With respect to any provisions incorporated by reference herein from the Mortgage Loan Agreement, such provisions shall be deemed a part of this Agreement notwithstanding the fact that the Mortgage Loan shall no longer be effective for any reason.

      (b) All covenants, representations, terms and conditions contained in this Agreement applicable to Borrower or Mortgage Borrower shall be deemed to apply to each Borrower or Mortgage Borrower, as applicable, individually.

      (c) With respect to terms defined by cross-reference to the Mortgage Loan Documents, such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the date hereof, and no modifications to the Mortgage Loan Documents shall have the effect of changing such definitions for the purposes of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised.

      II. GENERAL TERMS

      SECTION 2.1 Loan Commitment; Disbursement to Borrower.

      2.1.1 Agreement to Lend and Borrow.

      Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

      2.1.2 Single Disbursement to Borrower.

      Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

      2.1.3 The Note, Pledge Agreement and Loan Documents.

      The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents. Borrower and Pledgor hereby authorize Lender to file a financing statement or statements under the UCC in connection with the Collateral in the form required to properly perfect Lender's security interest therein.

      2.1.4 Use of Proceeds.

      Borrower may distribute the proceeds of the Loan to any Affiliate. All of the Mortgage Loan proceeds advanced to Mortgage Borrower have been and will be used solely in accordance with the Mortgage Loan Documents.

      SECTION 2.2 Interest; Loan Payments; Late Payment Charge.

      2.2.1 Payments.

      (a) Interest. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to the end of the Interest Period in which the Maturity Date occurs at the Applicable Interest Rate. Monthly installments of interest only shall be paid on each Payment Date commencing on June 9, 2003 and on each subsequent Payment Date thereafter up to and including the Maturity Date for the Interest Period in which such Payment Date or Maturity Date occurs. Interest on the outstanding principal amount of the Loan for the period through and including May 8, 2003 shall be paid by Borrower on the Closing Date. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date (including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)).

      (b) Principal. The Scheduled Amortization Payments shall be paid on June 9, 2003 and on each subsequent Payment Date thereafter.

      (c) Excess Cash Flow. Beginning on an Excess Cash Flow Application Date and on each Payment Date thereafter, Borrower shall cause Mortgage Borrower to make payments of Excess Cash Flow shall be payable in accordance with the provisions of
Section 3.1 of the Mortgage Loan Agreement.

      (d) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

      2.2.2 Interest Calculation.

      Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance.

      2.2.3 Eurodollar Rate Unascertainable; Illegality; Increased Costs.

      (a) (i) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period, with a written confirmation of such determination promptly thereafter. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period. (ii) If, pursuant to the terms of this Section 2.2.3(a), the Loan is bearing interest at the Adjusted Prime Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Adjusted Prime Rate.

      (b) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the portion of the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender hereunder to make the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and
(II) the Loan shall automatically bear interest at the Adjusted Prime Rate on the next succeeding Payment Date or within such earlier period as required by Applicable Law. Borrower hereby agrees promptly to pay Lender (within ten (10) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to

Lender's determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender in making the conversion. Lender's written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

      (c) In the event that any change in any requirement of any Applicable Law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued from any Governmental Authority, in each such case, which is generally applicable to all Lenders subject to such Governmental Authority's jurisdiction:

            (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any U.S. office of Lender which is not otherwise included in the determination of LIBOR hereunder;

            (ii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

            (iii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender any other condition, the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder by any amount deemed by Lender to be material;

then, in any such case, Borrower shall promptly pay Lender (within ten (10) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), Lender shall provide Borrower with written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents.

      (d) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs to the extent it is a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and
(III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

      2.2.4 Payment on Maturity Date.

      Borrower shall pay to Lender on (or, to the extent permitted herein, before) the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity
Date).

      2.2.5 Payments after Default.

      Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreement. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

      2.2.6 Late Payment Charge.

      If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by Applicable Law; provided, however, Borrower shall have the option, not to be exercised more than three (3) times during the term of the Loan, to not pay the late payment charge contemplated by this Section 2.2.6 in the event any Monthly Debt Service Payment Amount is paid within one (1) Business Day after the date the same was due.

      2.2.7 Usury Savings.

      This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

      2.2.8 Foreign Taxes.

      If the Loan is bearing interest at the Eurodollar Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Lender, Foreign Taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is resident or organized, or any political subdivision thereof and, in the case of Lender, taxes measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender's lending office or any political subdivision thereof or in which Lender is resident or engaged in business. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non-excluded Foreign Tax or other evidence of payment reasonably satisfactory to Lender. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a state thereof Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, or (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each entity required to deliver to Borrower a Form W-8BEN or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of the said letter and W-8BEN or W-8ECI or Form W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or W-8ECI or other applicable form and, under Applicable Law, in order to avoid liability for Foreign Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

      2.2.9 Extension of Mortgage Loan.

      Upon Lender's written request to Borrower ("Mortgage Loan Extension Request"), Borrower shall be required to take all steps necessary to cause Mortgage Borrower to extend the Mortgage Loan in accordance with the Mortgage Loan Agreement. If Lender shall have given the Mortgage Loan Extension Request, not later than ten (10) days before the latest date that Mortgage Borrower may effectively give the notice of its exercise of the Mortgage Loan Extension Option under the Mortgage Loan Agreement, Borrower shall cause Mortgage Borrower to notify Mortgage Lender ("Mortgage Loan Extension Notice") that Mortgage Borrower has elected to exercise the Mortgage Loan Extension Option (with a simultaneous copy to Lender) and Borrower shall cause Mortgage Borrower to take all other steps (and make all other payments) necessary in order to exercise the Mortgage Loan Extension Option. If Lender shall have given the Mortgage Loan Extension Request, the failure of Borrower to cause Mortgage Borrower to give the Mortgage Loan Extension Notice and take all other steps necessary to exercise the Mortgage Loan Extension Option Loan in accordance with this Section and the Mortgage Loan Documents shall be an automatic Event of Default (with no notice, cure or grace period). If Borrower fails to give the Mortgage Loan Extension Notice within such time, Borrower hereby authorizes Lender, and grants Lender an irrevocable power of attorney coupled with an interest, to give such Mortgage Loan Extension Notice on behalf of and in the name of Mortgage Borrower, and take all other steps as may be necessary to exercise the Mortgage Loan Extension Option.

      SECTION 2.3 Prepayments.

      2.3.1 Voluntary Prepayments.

      Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Payment Date occurring in November, 2003 (the "Lockout Period"). On any Payment Date occurring after the expiration of the Lockout Period, Borrower may, at its option, prepay the Loan in whole, but not in part, upon satisfaction of the following conditions:

      (a) Borrower shall provide prior written notice to Lender specifying the date (the "Prepayment Date") upon which the prepayment is to be made, which notice shall be delivered to Lender not less than thirty (30) Business Days prior to such payment;

      (b) Borrower shall pay to Lender, simultaneously with such prepayment, (i) if such prepayment occurs prior to the Payment Date occurring in May, 2004 (the "Open Date"), a prepayment premium equal to one percent (1%) of the original principal amount of the Loan, (ii) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date together with an amount equal to the interest that would have accrued at the Applicable Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (the "Interest Shortfall"), (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (ii); and
(iv) all other sums then due under this Agreement, the Note or the other Loan Documents;

      (c) Mortgage Borrower simultaneously prepays the Mortgage Loan in accordance with the provisions of Mortgage Loan Agreement; and

      (d) Junior Mezzanine Borrower simultaneously prepays the Junior Mezzanine Loan in accordance with the provisions of the Junior Mezzanine Loan Agreement.

      This Section 2.3.1 shall not apply to prepayments made in accordance with the provisions of Section 2.5 hereof.

      2.3.2 Liquidation Events.

      (a) In the event of (i) any Casualty to all or any portion of any Individual Property, (ii) any Condemnation of all or any portion of any Individual Property, (iii) a Transfer of any Individual Property in connection with realization thereon by the Mortgage Lender following an Event of Default under the Mortgage Loan, including without limitation a foreclosure sale, or
(iv) any refinancing of any Individual Property or the Mortgage Loan (each, a "Liquidation Event"), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into an account designated by Lender. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, if such date is a Payment Date, such Net Liquidation Proceeds After Debt Service shall be applied to the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date and all other sums then due. In the event Lender receives a distribution of Net Liquidation Proceeds After Debt Service on a date other than a Payment Date, such amounts shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date.

      (b) Borrower shall immediately notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any Individual Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of any Individual Property, on the date on which a commitment for such refinancing is entered into. The provisions of this Section 2.3.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property or the Collateral set forth in this Agreement and the other Loan Documents.

      2.3.3 Prepayments After Default.

      If, following an uncured Event of Default, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment of the Loan prior to the expiration of the Lockout Period and Borrower shall pay, in addition to the Debt, (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date together with an amount equal to the interest that would have accrued at the Applicable Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (ii) if such prepayment occurs prior to the expiration of the Open Period, a prepayment consideration equal to five percent (5%) of the amount being prepaid, (iii) the Interest Shortfall, if applicable, with respect to the amount prepaid, (iv) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (iii); and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial or total prepayment.

      2.3.4 Making of Payments.

      Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

      2.3.5 Application of Prepayments.

      All prepayments received pursuant to this Section 2.3 and Section 2.5 shall be applied first, to interest on the outstanding principal balance being prepaid that accrued through and including the Prepayment Date, second, to interest on the outstanding principal balance being prepaid that would have accrued through the end of the Interest Period in which the prepayment occurred, notwithstanding that such Interest Period extends beyond the date of prepayment, and third, to the payments of principal due under the Loan in the inverse order of maturity.

      SECTION 2.4 Interest Rate Cap Agreement.

      (a) Borrower shall obtain, or cause to be obtained, and shall thereafter maintain in effect, an Interest Rate Cap Agreement with an Acceptable Counterparty, which shall be coterminous with the Loan, as the same may be extended in accordance with the terms hereof and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan and which shall at all times have a strike rate equal to the Strike Rate. The Counterparty shall be obligated under the Interest Rate Cap Agreement to make monthly payments equal to the excess of one (1) month LIBOR over the Strike Rate, calculated on the notional amount. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any payment of the principal of the Loan in accordance with the terms hereof.

      (b) Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement substantially in the form annexed hereto as Exhibit A, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). The Counterparty shall agree in writing to make all payments it is required to make under the Interest Rate Cap Agreement directly to an Account specified by Lender. At such time as the Loan is repaid in full, all of Lender's right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall promptly execute and deliver at Borrower's sole cost and expense, such documents as may be required to evidence Lender's release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

      (c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement shall be deposited immediately into the Lockbox Account or if the Lockbox Account is not then required to be in effect, into such Account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Borrower's and Lender's rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

      (d) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below "AA-" (or the equivalent) by the Rating Agencies, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement with an

Acceptable Counterparty not later than ten (10) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

      (e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or any Replacement Interest Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

      (f) In connection with an Interest Rate Cap Agreement, if requested by Mortgage Lender pursuant to the provisions of Section 2.4 of the Mortgage Loan Agreement, Borrower shall use commercially reasonable efforts to obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

            (1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

            (2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent Organizational Documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

            (3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

            (4) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      SECTION 2.5 Release of Property.

      2.5.1 Release of Individual Property.

      Provided no Event of Default has occurred and is continuing, after the expiration of the Lockout Period, Borrower may cause Mortgage Borrower to obtain a release from the Lien of a Security Instrument pursuant to Section 2.5.1 of the Mortgage Loan Agreement:

      (a) Borrower shall provide Lender with at least thirty (30) days but no more than ninety (90) days prior written notice of its request to obtain a release of such Security Instrument;

      (b) Borrower shall have delivered evidence satisfactory to Lender that
(i)(A) Mortgage Borrower complied with all of the terms and conditions set forth in Section 2.5.1 of the Mortgage Loan Agreement with respect to a release of the Security Instrument thereunder and Mortgage Lender has delivered (or is simultaneously delivering) such release to Mortgage Borrower and (ii) Junior Mezzanine Borrower complied with all of the terms and conditions set forth in
Section 2.5.1 of the Junior Mezzanine Loan Agreement with respect to a release (if any) of the security interest corresponding to the release requested pursuant to this Section 2.5.1 and (B) Junior Mezzanine Lender has granted such release to Junior Mezzanine Borrower;

      (c) Lender shall have received a wire transfer of immediately available federal funds in an amount equal to the Release Price for the applicable Individual Property, together with (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date, (ii) if such release occurs on or prior to the Open Date, a prepayment premium equal to one percent (1%) of the applicable Release Price, (iii) the Interest Shortfall, if applicable, with respect to the amount prepaid, (iv) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (iii); and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial prepayment;

      (d) Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release by Mortgage Borrower, together with an Officer's Certificate certifying that the release will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Collateral);

      (e) After giving effect to such release, Lender shall have determined that the Debt Service Coverage Ratio for the Properties then remaining subject to the Lien of a Security Instrument (not including the Individual Property to be released) (but for the purpose of this calculation only, assuming a Release Price equal to the Allocated Loan Amount) shall be at least equal to the Debt Service Coverage Ratio for all of the Properties (including the Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property; and

      (f) Lender shall have received payment of all Lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the review and approval of the documents and information required to be delivered in connection with this Section 2.5.1.

      2.5.2 Release on Payment in Full.

      Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreement or the Collateral not theretofore released.

      SECTION 2.6 Substitution of Properties.

      Subject to the terms of this Section 2.6 and after the expiration of the Lockout Period, Borrower may cause Mortgage Borrower to obtain a release of the Lien of a Security Instrument (and the related Loan Documents) encumbering an Individual Property (a "Release Property") by substituting therefor another hotel property of like kind and quality acquired by Mortgage Borrower (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that the following conditions precedent are satisfied:

      (a) Mortgage Borrower shall not have the right to release and substitute
(i) more than one (1) Individual Property in accordance with this Section in any twelve (12) month period and (ii) any Properties after such time as Mortgage Borrower has released and substituted Properties which in the aggregate had an appraised value of more than thirty-five percent (35%) of the aggregate appraised values of the Properties subject to the Lien of the Security Instruments as of the Closing Date.

      (b) Lender shall have received at least thirty (30) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

      (c) Borrower has delivered to Lender evidence satisfactory to Lender that all of the conditions set forth in the Section 2.6 of the Mortgage Loan Agreement have been satisfied, including, without limitation, all documents and information required to be delivered to Mortgage Lender by Mortgage Borrower, in form and substance acceptable to Lender in its reasonable discretion and if any such documents and information is certified to Mortgage Lender, then such documents and information shall also be certified to Lender.

      (d) Mortgage Borrower shall own the Substitute Property.

      (e) Lender shall have received a certificate of Borrower certifying, together with other evidence satisfactory to Lender that, the Debt Service Coverage Ratio for the twelve (12) months immediately preceding the substitution with respect to the Substitute Property is at least equal to the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of the proposed substitution with respect to the Release Property, which Debt Service Coverage Ratio shall be based upon the Allocated Loan Amounts of the Substitute Property and the Release Property.

      (f) Unless such event or condition relates solely to the Release Property and will be fully cured by the release and substitution, no Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the release and substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as Lender, such certificate to be in form and substance satisfactory to Lender.

      (g) Borrower shall (A) have executed, acknowledged and delivered to an Environmental Indemnity with respect to the Substitute Property from Indemnitor and (B) have caused Guarantor to acknowledge and confirm its obligations under the Loan Documents. The Environmental Indemnity shall be the same in form and substance as the Environmental Indemnity executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Individual Property and such modifications reflecting the laws of the State in which the Substitute Property is located. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "Substitute Allocated Loan Amount") shall equal the Allocated Loan Amount of the related Release Property.

      (h) Mortgage Borrower shall have received and delivered to Lender an Owner's Title Policy (or a marked, signed and redated commitment to issue such Owner's Title Policy) insuring the Substitute Property, issued by the title company that issued the Owner's Title Policy insuring the existing Individual Properties and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Owner's Title Policy insuring the Release Property. The Owner's Title Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the fair market value of the Substitute Property, (2) insure the title on the Substitute Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), and (3) contain such endorsements and affirmative coverages as are then available and are contained in the Owner's Policies insuring the existing Individual Properties, and such other endorsements or affirmative coverage that a prudent institutional property owner would require. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

      (i) Borrower shall deliver or cause to be delivered to Lender (A) updates certified by Mortgage Borrower of all organizational documentation related to Mortgage Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Mortgage Borrower authorizing the substitution and any actions taken in connection with such substitution.

      (j) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion of counsel acceptable to stating that the Environmental Indemnity delivered with respect to the Substitute Property pursuant to this Section, among other things, is valid and enforceable in accordance with the terms, subject to the laws applicable to creditors rights and equitable principles and has been duly authorized, executed and delivered by Borrower and that the execution and delivery of such Environmental Indemnity and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; and (C) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein.

      (k) Borrower shall have caused Mortgage Borrower to pay or reimburse Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the release and substitution and Borrower shall have caused Mortgage Borrower to pay all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution.

      (l) Lender shall have received a current Appraisal of (i) the Substitute Property and (ii) the Release Property, each prepared within sixty (60) days prior to the release and substitution, showing an appraised value of the Substitute Property equal to or greater than one hundred percent (100%) of (A) the appraised value of the Release Property as of the Closing Date, and (B) the appraised value of the Release Property immediately prior to the date of the proposed substitution.

      (m) Lender shall have received an estoppel and recognition letter from the franchisor under the Franchise Agreement, if any, for the Substitute Property, in form and substance reasonably satisfactory to Lender

      (n) Lender shall have received a Replacement Management Agreement for the Substitute Property and the Manager thereunder shall have executed and delivered to Lender a conditional assignment of management agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as are acceptable Lender; and

      (o) Borrower shall deliver an Officers Certificate certifying that the requirements set forth in this Section 2.6 have been satisfied.

      All due diligence required to be delivered to Lender in connection with this Section 2.6 shall be in form, scope and substance satisfactory to Lender. Upon the satisfaction of the foregoing conditions precedent, the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.

      III. CASH MANAGEMENT

      SECTION 3.1 Property Account.

      (a) During the term of the Loan, Borrower shall cause Mortgage Borrower to comply with all of its obligations under Section 3.1 of the Mortgage Loan Agreement, whether or not the Mortgage Loan Agreement continues to be in full force and effect between Mortgage Borrower and Mortgage Lender.

      (b) Borrower hereby grants Lender all of the same rights which Mortgage Lender has with respect to the determination of Debt Service Coverage Ratio and the commencement or termination of an Excess Cash Flow Sweep Period, including, without limitation, the calculation of Cash Flow Threshold and Triggering Event, all such rights to be made by Lender in accordance with the provisions of the Mortgage Loan Agreement.

      SECTION 3.2 Lockbox Account.

      During the term of the Loan, Borrower shall cause Mortgage Borrower to establish and maintain a segregated Eligible Account (the "Lockbox Account") for the benefit of Mortgage Lender, which Lockbox Account shall be under the sole dominion and control of Mortgage Lender. Borrower will not cause or permit Mortgage Borrower in any way to alter or modify the Lockbox Account and will notify Lender of the account number thereof. Mortgage Lender and its servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Mortgage Borrower. Borrower shall direct or cause Mortgage Borrower to direct that all cash distributions from the Lockbox Account to be paid to Mortgage Lender in accordance with the Mortgage Loan Agreement. In the event Mortgage Lender waives the requirement of Mortgage Borrower to maintain the Lockbox Account or the Mortgage Loan has been repaid in full, Lender shall have the right to require Borrower cause Mortgage Borrower to establish and maintain a cash management account that would operate in the same way as the Lockbox Account.

      IV. REPRESENTATIONS AND WARRANTIES

      SECTION 4.1 Borrower Representations.

      Borrower represents and warrants as of the Closing Date that:

      4.1.1 Organization.

      (a) Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own its assets and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged. Attached hereto as Schedule IV is an organizational chart of Borrower. Borrower has delivered to Lender true and correct copies of the Mortgage Borrower Operating Agreement and all other Organizational Documents for the Mortgage Borrower, Borrower and Principal, all of which are in full force and effect.

      (b) Pledgor is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own one hundred percent (100%) of the interests in Operating Lessee and to transact the businesses in which it is now engaged. Pledgor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations. Pledgor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the businesses in which it is now engaged. Attached hereto as Schedule V is an organizational chart of Pledgor.

      (c) Borrower has the power and authority, subject to the terms of the Mortgage Loan Documents, and the requisite Ownership Interests to control the actions of Mortgage Borrower, and upon the realization of the Collateral under the Pledge Agreement, Lender or any other party succeeding to the Borrower's interest in the Collateral described in the Pledge Agreement would have such control. Without limiting the foregoing, Borrower has sufficient control over Mortgage Borrower, subject to the terms of the Mortgage Loan Documents, to cause Mortgage Borrower to (i) take any action on Mortgage Borrower's part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.

      4.1.2 Proceedings.

      (a) Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (b) Pledgor has taken all necessary action to authorize the execution, delivery and performance of the Pledgor Documents. The Pledgor Documents have been duly executed and delivered by or on behalf of Pledgor and constitutes the legal, valid and binding obligations of Pledgor enforceable against Pledgor in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      4.1.3 No Conflicts.

      (a) The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's assets, or any license or other approval required to own and manage its assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Agency required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

      (b) The execution, delivery and performance of the Pledgor Documents by Pledgor will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to such Loan Documents) upon any of the property or assets of Pledgor pursuant to the terms of any agreement or instrument to which Pledgor is a party or by which any of Pledgor's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Pledgor or any of Pledgor's other assets and any consent, approval, authorization, order, registration or qualification of or with any Governmental Agency required for the execution, delivery and performance by Pledgor of the Pledgor Documents have been obtained and is in full force and effect.

      4.1.4 Litigation.

      There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Operating Lessee, Mortgage Borrower, Pledgor, Ground Lessor, the Collateral or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Operating Lessee, Mortgage Borrower, Pledgor, Ground Lessor, the Collateral or any Individual Property, would reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower, Mortgage Borrower, Pledgor, the Collateral, Operating Lessee, Ground Lessor or the condition or ownership of any Individual Property.

      4.1.5 Agreements.

      Neither Borrower nor Pledgor is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to materially and adversely affect Borrower, Mortgage Borrower, Operating Lessee, Pledgor, Ground Lessor, the Collateral or any Individual Property, or Borrower's, Pledgor's, Ground Lessor's, Mortgage Borrower's or Operating Lessee's business, properties or assets, operations or condition, financial or otherwise. Neither Borrower, Mortgage Borrower, Pledgor, Ground Lessor nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Mortgage Borrower, Operating Lessee, Pledgor, Ground Lessor, the Collateral or any of the Properties are bound. Neither Borrower, Mortgage Borrower, Pledgor, Ground Lessor nor Operating Lessee has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower,

Mortgage Borrower, Pledgor, Ground Lessor or Operating Lessee is a party or by which Borrower, Mortgage Borrower, Pledgor, Ground Lessor, Operating Lessee, the Collateral or any Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the business relating to the operation of the Collateral, (b) obligations incurred in the ordinary course of the business relating to Mortgage Borrower's ownership and operation of the Property and (c) obligations under the Loan Documents and the Mortgage Loan Documents, as applicable.

      4.1.6 Title.

      (a) Each Loan Party purporting to grant a Lien on any Collateral in favor of Lender is the record and beneficial owner of, and has good and marketable title to, the Collateral, free and clear of all Liens whatsoever. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to the Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC Financing Statement. For so long as the Lien of the Pledge Agreement is outstanding, Borrower and Pledgor shall forever warrant, defend and preserve such title and the validity and priority of the Lien of the Pledge Agreement and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

      (b) Mortgage Borrower has good title to the Properties owns the Properties free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of the Collateral or the ability of Borrower to repay the Note or any other amount owing under the Note, the Pledge Agreement, the Loan Agreement, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Loan Agreement, the Note, the Pledge Agreement or the other Loan Documents. Other than Mortgage Lender, no Person other than Mortgage Borrower owns any interest in any payments due under such Leases. Borrower shall cause Mortgage Borrower to forever warrant, defend and preserve the title to the Property and to forever warrant and defend the same to Mortgage Borrower for the benefit of Lender against the claims of all persons whomsoever.

      4.1.7 Solvency.

      Neither Borrower nor Pledgor (a) has entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's and Pledgor's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's and Pledgor's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower's and Pledgor's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor Pledgor intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and Pledgor and the amounts to be payable on or in respect of obligations of Borrower and Pledgor). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower, Mortgage Borrower, Ground Lessor, Pledgor, Operating Lessee or any constituent Person in the last seven (7) years, and neither Borrower, Pledgor nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Pledgor nor any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's or Pledgor's assets or property, and neither Borrower nor Pledgor has any knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

      4.1.8 Full and Accurate Disclosure.

      No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respects. No statement of fact made by Pledgor in the Pledgor Documents contain any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect. There is no fact presently known to Borrower or Pledgor which has not been disclosed to Lender which materially and adversely affects, or would reasonably be expected to materially and adversely affect, the Collateral, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower, Mortgage Borrower, Pledgor or Operating Lessee.

      4.1.9 No Plan Assets.

      Neither Borrower nor Pledgor is a Plan and none of the assets of Borrower or Pledgor constitute or will constitute "Plan Assets" of one or more Plans. In addition, (a) neither Borrower nor Pledgor is a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower and Pledgor are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

      4.1.10 Compliance.

      Borrower, Mortgage Borrower, Ground Lessor with respect to the Florida Properties, Pledgor, Operating Lessee and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, to the best of Borrower's knowledge, all Environmental Laws, building and zoning ordinances and codes. Neither Borrower, Mortgage Borrower, Ground Lessor, Pledgor nor Operating Lessee is in default or violation in any material respect of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, Mortgage Borrower, Pledgor, Operating Lessee or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's or Pledgor's obligations under any of the Loan Documents.

      4.1.11 Financial Information.

      All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower, Mortgage Borrower, Pledgor, Operating Lessee, the Collateral and the Properties (i) considered in the aggregate, are true, complete and correct in all material respects, (ii) fairly present the financial condition of Borrower, Mortgage Borrower, Pledgor, Operating Lessee, the Collateral and the Properties, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein (but subject to normal year-end adjustments). Except for Permitted Encumbrances, neither Borrower nor Pledgor have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Pledgor and reasonably likely to have a materially adverse effect on the Collateral or any Individual Property or the operation of any Individual Property as hotels except as referred to or reflected in said financial statements. Since the date of the most recent such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Mortgage Borrower, Pledgor or Operating Lessee from that set forth in said financial statements.

      4.1.12 Condemnation.

      Except as provided on Schedule E attached hereto, no Condemnation or other similar proceeding has been commenced or, to the best of Borrower's and Pledgor's knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

      4.1.13 Federal Reserve Regulations.

      No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

      4.1.14 Utilities and Public Access.

      Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting each Individual Property (which are connected so as to serve each Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in and insured by the Owner's Title Policy. All roads necessary for the use of each Individual Property for their current respective purposes have been completed, are physically open and, except as disclosed on the Surveys, are dedicated to public use and have been accepted by all Governmental Authorities.

      4.1.15 Not a Foreign Person.

      Neither Borrower nor Pledgor is a "foreign person" within the meaning of
Section 1445(f)(3) of the Code.

      4.1.16 Separate Lots.

      Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

      4.1.17 Assessments.

      To the best of Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

      4.1.18 Enforceability.

      The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Pledgor, including the defense of usury, and neither Borrower nor Pledgor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

      4.1.19 No Prior Assignment.

      Other than under the Mortgage Loan Documents, there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents.

      4.1.20 Insurance.

      Mortgage Borrower has obtained and Borrower has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To the best of Borrower's knowledge, no Person, including Borrower and Pledgor, has done, by act or omission, anything which would impair the coverage of any such policy.

      4.1.21 Intentionally Omitted.

      4.1.22 Intentionally Omitted.

      4.1.23 Intentionally Omitted.

      4.1.24 Intentionally Omitted.

      4.1.25 Intentionally Omitted.

      4.1.26 Intentionally Omitted.

      4.1.27 Intentionally Omitted.

      4.1.28 Intentionally Omitted.

      4.1.29 Filing and Recording Taxes.

      All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral to Borrower, the making of the Mortgage Loan, the Loan or the other transactions contemplated by this Agreement have been paid. All recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid.

      4.1.30 Intentionally Omitted.

      4.1.31 Intentionally Omitted.

      4.1.32 Illegal Activity.

      No portion of any Individual Property or the Collateral has been or will be purchased by Mortgage Borrower or Operating Lessee with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

      4.1.33 No Change in Facts or Circumstances; Disclosure.

      All information submitted by Borrower and Pledgor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and Pledgor in this Agreement or in any other Loan Document, considered in the aggregate, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or would reasonably be expected to materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower, Mortgage Borrower, Pledgor or Operating Lessee.

      4.1.34 Investment Company Act.

      Neither Borrower nor Pledgor is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

      4.1.35 Principal Place of Business; State of Organization.

      Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 3643667.

      4.1.36 Single Purpose Entity.

      Borrower covenants and agrees that its Organizational Documents shall provide that it has not, and shall not, and that the Organizational Documents of its general partner(s), if Borrower is a partnership, or its managing member(s), if Borrower is a limited liability company (in each case, "Principal") shall provide that it has not and shall not:

      (a) with respect to Borrower, engage in any business or activity other than the acquisition, ownership, and managing of the Collateral, and entering into the Loan, and activities incidental thereto and with respect to Principal, engage in any business or activity other than the ownership of its interest in Borrower, and activities incidental thereto;

      (b) with respect to Borrower, acquire or own any material assets other than (i) the Collateral, and (ii) such incidental personal property as may be necessary for the ownership of the Collateral, and with respect to Principal, acquire or own any material asset other than its interest in Borrower;

      (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

      (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles of Organization or similar Organizational Documents, as the case may be, or of Principal's Certificate of Incorporation, Articles of Organization or similar Organizational Documents, as the case may be, whichever is applicable;

      (e) own any subsidiary or make any investment in, any Person (other than Mortgage Borrower) without the prior written consent of Lender;

      (f) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity, participate in a cash management system (other than pursuant to the Mortgage Loan Agreement) with any other entity or Person or fail to use its own separate stationery, invoices and checks;

      (g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for liabilities incurred in the ordinary course of business relating to the ownership of the Collateral and the routine administration of Borrower, in amounts not to exceed $50,000 which liabilities are not more than sixty (60) days past due and are not evidenced by a note, and with respect to Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations), except for liabilities incurred in the ordinary course of business relating to the ownership of its interest in Borrower and the routine administration of Principal, in amounts not to exceed $50,000 which liabilities are not more than sixty (60) days past due and are not evidenced by a note;

      (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

      (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower or of Principal, as the case may be, the Affiliates of a member, general partner or principal of Borrower or of Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements; except for consolidated financial statements which contain a note indicating that Borrower's and Principal's separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

      (j) other than as required pursuant to the Loan Documents, enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, Guarantor, Indemnitor, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, Guarantor, Indemnitor or any member, general partner, principal or Affiliate thereof;

      (k) seek the dissolution or winding up in whole, or in part, of Borrower or of Principal, as the case may be;

      (l) fail to correct any known misunderstandings regarding the separate identity of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

      (m) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

      (n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower or Principal, as the case may be, or any member, general partner, or Affiliate thereof;

      (o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

      (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower or Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

      (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

      (r) share any common logo (other than a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal) with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower or of Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of Borrower or of Principal, as the case may be, or (iii) any other Person;

      (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

      (t) pledge its assets for the benefit of any other Person, and (i) with respect to Borrower, other than with respect to the Loan and (ii) with respect to Principal, other than with respect to the Junior Mezzanine Loan;

      (u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

      (v) fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors;

      (w) fail to hold its assets in its own name;

      (x) if Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent required by Applicable Law;

      (y) have any of its obligations guaranteed by an Affiliate;

      (z) violate or cause to be violated the assumptions made with respect to Borrower and Principal in the Insolvency Opinion;

      (aa) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.35(cc) below, fail at any time to have at least one independent director/manager (an "Independent Director") that is not and has not been for at least five (5) years: (a) a stockholder, director (other than an independent director of an Affiliate of Borrower), officer, employee, partner, member, attorney or counsel of Mortgage Borrower, Borrower or of Principal or any Affiliate of either of them; (b) a customer, supplier or other Person who derives its purchases or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with Mortgage Borrower, Borrower, Principal or any Affiliate of either of them (a "Business Party"); (c) a person or other entity controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party. Notwithstanding the foregoing, no Independent Director shall also serve as an Independent Director (as such term is defined in the Mortgage Loan Agreement) for Mortgage Borrower; or

      (bb) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.35(cc) below, permit its board of directors/managers to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable Organizational Documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of the Independent Director.

      (cc) In the event Borrower is a Delaware limited liability company that does not have a managing member (other than a sole member) which complies with the requirements for a Principal under this Section 4.1.35, the limited liability company agreement of Borrower (the "LLC Agreement") shall provide that
(A) upon the occurrence of any event that causes the last remaining member of Borrower ("Member") to cease to be the member of Borrower (other than (1) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person designated by Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("Special Member") and shall continue Borrower without dissolution and
(B) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

      Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

      (dd) Mortgage Borrower is, shall be and shall continue to comply with the provisions of Section 4.1.35 of the Mortgage Loan Agreement.

      4.1.37 Business Purposes.

      The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

      4.1.38 Taxes.

      Borrower and Pledgor have filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid, prior to delinquency thereof, all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower and Pledgor know of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

      4.1.39 Intentionally Omitted.

      4.1.40 Environmental Representations and Warranties.

      Borrower represents and warrants, except as disclosed on those certain written reports identified on Schedule XI attached hereto and made a part hereof (collectively, the "Environmental Report") of each Individual Property that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Properties, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant's respective business at such Individual Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any of the Properties; (c) there is no threat of any Release of Hazardous Materials migrating to any of the Properties; (d) there is no present or, to Borrower's knowledge prior non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties except as described in the Environmental Reports; (e) Borrower and Pledgor do not know of, and has not received and Mortgage Borrower has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from any of the Properties; and (f) Borrower and Pledgor have truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from any of the Properties known to Borrower, Mortgage Borrower, Pledgor or Operating Lessee or contained in Borrower's, Mortgage Borrower's, Pledgor's or Operating Lessee's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any of the Properties and/or to the environmental condition of the Properties.

      4.1.41 Taxpayer Identification Number.

      Borrower's United States taxpayer identification number is 51-0456728.

      4.1.42 OFAC.

      Borrower represents and warrants that neither Borrower, Mortgage Borrower, Pledgor, Operating Lessee, Guarantor, Indemnitor or any of their respective Affiliates is a Prohibited Person, and Borrower, Mortgage Borrower, Pledgor, Operating Lessee, Guarantor, Indemnitor and their respective Affiliates are in compliance in all material respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

      4.1.43 Ground Lease Representations.

      (a) (i) Each Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Ground Lease by Mortgage Borrower or Ground Lessor, and no event has occurred which but for the passage of time, or notice, or both would constitute a default under such Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, and (iv) neither Mortgage Borrower nor the Ground Lessor has commenced any action or given or received any notice for the purpose of terminating such Ground Lease;

      (b) Each Security Instrument which is secured by Mortgage Borrower's interest in a Ground Lease is also secured by the related fee interest in the applicable Property, and the fee interest is subject and subordinate of record to the applicable Security Instrument, and such Security Instrument does not by its terms provide that it will be subordinated to the Lien of any other mortgage or other Lien upon such fee interest, and upon the occurrence of a Mortgage Loan Event of Default, Mortgage Lender has the right to foreclose or otherwise exercise its rights with respect to the fee interest within a commercially reasonable time;

      (c) The Ground Leases or a memorandum thereof have been duly recorded, the Ground Leases permit the interest of the lessee thereunder to be encumbered by the applicable Security Instrument, and there has not been any change in the terms of the Ground Leases since their recordation. The Ground Leases cannot be cancelled, terminated, surrendered or amended without the prior written consent of Lender;

      (d) Mortgage Borrower's interest in the Ground Leases are not subject to any Liens superior to, or of equal priority with, the applicable Security Instrument;

      (e) Mortgage Borrower's interest in the Ground Leases are assignable upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, such lessor;

      (f) The Ground Leases require the lessor thereunder to give notice of any default by Mortgage Borrower to Lender and the Ground Leases further provide that notice of termination given under the Ground Leases are not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the applicable Ground Lease;

      (g) Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Mortgage Borrower under the Ground Leases) to cure any default under the Ground Leases, which is curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease;

      (h) The Ground Leases have a term which extends not less than twenty (20) years beyond the Maturity Date;

      (i) The Ground Leases require the Ground Lessor to enter into a new lease upon termination of the applicable Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

      (j) Under the terms of each Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the Properties, with Mortgage Lender or a trustee appointed by Mortgage Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

      (k) The Ground Leases do not impose restrictions on subletting.

      4.1.44 Intentionally Omitted.

      4.1.45 Operating Company Status. Pledgor qualifies as an "operating company," as such term is defined in the regulation issued by the U.S. Department of Labor known as the "plan assets regulation," 29 C.F.R. Section 2510.3-101 and, as long as the Loan is outstanding, Pledgor will remain at all times an operating company, as so defined.

      4.1.46 Affiliates.

      Neither Borrower nor Pledgor owns any equity interests in any other Person other than the related Pledged Member Interests.

      4.1.47 Mortgage Borrower/Loan Representations.

      (a) Borrower has reviewed the representations and warranties made by, and covenants of, Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and such representations and warranties are true, correct and complete with respect to Mortgage Borrower and Borrower in all material respects.

      (b) All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by Mortgage Lender or to whether the Mortgage Loan has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

      4.1.48 List of Mortgage Loan Documents.

      There are no Mortgage Loan Documents other than those set forth on
Schedule XIII attached hereto. Borrower has or has caused to be delivered to Lender true, complete and correct copies of all Mortgage Loan Documents, and none of the Mortgage Loan Documents has been amended or modified as of the date thereof.

      4.1.49 Mortgage Loan Event of Default.

      No Mortgage Loan Event of Default or an event or circumstance has occurred which with the giving of notice or the passage of time, or both, would constitute a Mortgage Loan Event of Default exists as of the date hereof.

      4.1.50 Affiliation. Neither Borrower, Principal, Pledgor nor the Manager is Affiliate of Capital Trust, Inc. or Citigroup, Inc.

      SECTION 4.2 Survival of Representations.

      Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

      V. BORROWER COVENANTS

      SECTION 5.1 Affirmative Covenants.

      From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release in full of Lender's Liens encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

      5.1.1 Existence; Compliance with Legal Requirements.

      (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, or cause Mortgage Borrower to comply, in all material respects, with all Legal Requirements applicable to it, the Collateral and the Properties. There shall never be committed by Borrower, and Borrower shall not permit or cause Mortgage Borrower to permit any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to permit or cause Mortgage Borrower to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall, or shall cause Pledgor to cause Operating Lessee to, at all times cause Mortgage Borrower to keep, maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall cause Mortgage Borrower to keep, the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall cause Mortgage Borrower or Pledgor shall cause Operating Lessee to operate any Individual Property that is the subject of any O&M Program in accordance with the terms and provisions thereof in all material respects.

      (b) After prior written notice to Lender, Borrower, at its own expense, may, or cause Mortgage Borrower to contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither any Individual Property nor the Collateral, nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, and shall cause Mortgage Borrower to, promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any such Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, the Collateral or any Individual Property; and (vi) Borrower shall furnish to Lender or cause Mortgage Borrower to furnish to Mortgage Lender such security as may be required in the proceeding, or as may be reasonably requested by Mortgage Lender or Lender, as the case may be, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, furnished to it by Borrower, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property or the Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

      5.1.2 Taxes and Other Charges.

      Borrower shall cause Mortgage Borrower to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to delinquency thereof. Borrower shall furnish, or cause to be furnished, to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes are being paid by Mortgage Lender pursuant to Section 7.2 of the Mortgage Loan Agreement). Borrower shall not suffer and shall not permit Mortgage Borrower to suffer and shall promptly cause Mortgage Borrower to promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower may, or may cause Mortgage Borrower to, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower and Mortgage Borrower are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Collateral nor any Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall cause Mortgage Borrower to, promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall cause Mortgage Borrower to furnish such security as may be required in the proceeding, or as may be requested by Mortgage Lender, or Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, in each case, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, (i) any asset of Borrower (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien or the Pledge Agreement being primed by any related Lien, or (ii) the validity or applicability of such Taxes or Other Charges are established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien.

      5.1.3 Litigation.

      Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Mortgage Borrower, Pledgor, Operating Lessee or Ground Lessor which might materially adversely affect Borrower's, Mortgage Borrower's, Pledgor's, Operating Lessee's or Ground Lessor's condition (financial or otherwise) or business or any Individual Property.

      5.1.4 Access to Properties.

      Borrower shall cause Mortgage Borrower (and Pledgor shall cause Operating Lessee) to permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

      5.1.5 Notice of Default.

      Borrower shall promptly advise Lender of any material adverse change in Borrower's or Mortgage Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

      5.1.6 Cooperate in Legal Proceedings.

      Borrower shall cooperate, and shall cause each Loan Party to cooperate, fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

      5.1.7 Award and Insurance Benefits.

      Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds.

      5.1.8 Further Assurances.

      Borrower shall and shall cause each Loan Party, at Borrower's sole cost and expense:

      (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

      (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements and the execution and delivery of all such writings necessary to transfer any liquor licenses into the name of Lender or its designee after the occurrence of any Event of Default; and

      (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

      5.1.9 Mortgage and Intangible Taxes.

      Borrower shall pay (to the extent permitted by Applicable Law) all State, county and municipal recording, intangible, and all other taxes imposed upon the execution and recordation of the UCC Financing Statements and/or upon the execution and delivery of the Note.

      5.1.10 Financial Reporting.

      (a) Borrower and Pledgor will keep and maintain on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Peldgor and all items of income and expense with respect to the Collateral. Borrower will cause Mortgage Borrower and Pledgor shall cause Operating Lessee to keep and maintain on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Mortgage Borrower and Operating Lessee and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower, Mortgage Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Collateral and Mortgage Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate.

      (b) Borrower will furnish, and cause to be furnished, to Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Borrower's unaudited annual financial statements prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Collateral owned by Borrower for such Fiscal Year and containing statements of profit and loss for Borrower and the balance sheet for Borrower. In addition, upon written request of Lender, Borrower shall cause Mortgage Borrower to provide Lender with pace/advance booking reports for each Individual Property.

      (c) Borrower will furnish, or cause Mortgage Borrower to furnish, to Lender a copy of the financial statements and all other materials Mortgage Borrower is required to provide Mortgage Lender under Section 5.1.10 of the Mortgage Loan Agreement within the time periods required under such Section; provided, however, Borrower will cause Mortgage Borrower to furnish to Lender all of the items required pursuant to Section 5.1.10(c) of the Mortgage Loan Agreement (other than 5.1.10(c) (iii) thereof) on a monthly basis (within twenty
(20) days after the end of each calendar month) notwithstanding any other delivery requirement contained in such Section 5.1.10(c) of the Mortgage Loan Agreement.

      (d) Beginning in Fiscal Year 2004 and for each Fiscal Year thereafter, (I) Borrower shall cause Mortgage Borrower to submit to Lender a preliminary Annual Budget for each Individual Property not later than thirty (30) days prior to the commencement of such Fiscal Year and (II) Borrower shall cause Mortgage Borrower to submit to Lender a final proposed Annual Budget for each Individual Property not later than sixty (60) days after to the commencement of such Fiscal Year, each in form reasonably satisfactory to Lender, and shall be subject to Lender's written approval (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an "Approved Annual Budget") . In the event that Lender objects to either the preliminary or final proposed Annual Budget submitted by Borrower, Lender shall advise Mortgage Borrower and Borrower of such objections within fifteen (15) days after receipt respectively thereof (and deliver to Mortgage Borrower and Borrower a reasonably detailed description of such objections) and Borrower shall cause Mortgage Borrower to promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall cause Mortgage Borrower to promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses. Any such preliminary or final proposed Annual Budget submitted to Lender for Lender's approval shall be deemed approved if (i) Lender shall have failed to notify Borrower of its approval or disapproval within fifteen (15) Business Days (the "Budget Approval Period") following Lender's receipt of Borrower's written request together with such preliminary or final proposed Annual Budget, as the case may be, and any and all required information and documentation required by Lender to reach a decision (ii) Borrower shall have delivered to Lender a written notice of Lender's failure to respond to Borrower's request within the Approval Period (the "Failure to Respond Notice") , and (iii) Lender shall have failed to notify Borrower of its approval or disapproval within five (5) Business Days following Lender's receipt of the Failure to Respond Notice, provided, such request to Lender is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) \FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY".

      (e) Borrower shall furnish or cause Mortgage Borrower to furnish to Lender, within ten (10) Business Days after written request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower or Mortgage Borrower as may be reasonably requested by Lender.

      (f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) if requested by Lender, on a diskette or via email, and (iii) if requested by Lender and within the capabilities of Borrower's or Mortgage Borrower's, as applicable, data systems without change or modification thereto, in electronic form and prepared using a Microsoft Excel, Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files) .

      (g) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in all or any portion of the Loan (collectively, the "Investor") or any Rating Agency rating such participations and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, Mortgage Borrower, any Guarantor, any Indemnitor, the Collateral and the Properties, whether furnished by Borrower, Mortgage Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. To the fullest extent permitted by Applicable Laws, Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including, but not limited, to any right of privacy.

      (h) Borrower shall promptly deliver to Lender true, correct an complete copies of any franchise inspection reports received by Mortgage Borrower or Operating Lessee from any Franchisor.

      5.1.11 Business and Operations.

      Borrower will cause Mortgage Borrower and Pledgor will cause Operating Lessee to continue to be engaged in the businesses presently conducted by them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will and shall cause Mortgage Borrower and Pledgor will cause Operating Lessee to remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

      5.1.12 Costs of Enforcement.

      In the event (a) that Lender exercises any of its rights or remedies under the Pledge Agreement or any other Loan Document as and when permitted thereby, or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Mortgage Borrower, Borrower, Ground Lessor, Pledgor, Operating Lessee or any of its constituent Persons or an assignment by Borrower or any of their constituent Persons for the benefit of its creditors or (c) Lender incurs any costs or expenses in connection with any refinancing or restructuring of the Loan in the nature of a workout, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense and all other expenses, including attorneys' fees and costs, incurred by Lender in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

      5.1.13 Estoppel Statement.

      (a) After written request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

      (a) Borrower shall cause Mortgage Borrower to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender.

      (c) Borrower shall use commercially reasonable efforts, promptly upon request of Lender, to cause Mortgage Borrower to deliver an estoppel certificate from Franchisor stating that (i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Operating Lessee is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement, (iii) neither Franchisor nor Operating Lessee has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

      (d) Borrower shall, promptly upon request of Lender, cause Mortgage Borrower to deliver to Lender an estoppel certificate from Operating Lessee stating that (i) the Operating Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither Operating Lessee nor Mortgage Borrower is in default under any of the terms, covenants or provisions of the Operating Lease and Operating Lessee knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Operating Lease, (iii) neither Operating Lessee nor Mortgage Borrower has commenced any action or given or received any notice for the purpose of terminating the Operating Lease and (iv) all sums due and payable under the Operating Lease have been paid in full.

      (e) Borrower shall, promptly upon request of Lender, cause Mortgage Borrower to deliver to Lender an estoppel certificate from each Ground Lessor stating that (i) the applicable Ground Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither Ground Lessor nor Mortgage Borrower is in default under any of the terms, covenants or provisions of the Ground Lease and Ground Lessor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Ground Lease, (iii) neither Ground Lessor nor Mortgage Borrower has commenced any action or given or received any notice for the purpose of terminating the Ground Lease and (iv) all sums due and payable under the Ground Lease have been paid in full.

      5.1.14 Loan Proceeds.

      Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

      5.1.15 Performance by Borrower.

      (a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

      (b) Borrower shall not cause or permit Mortgage Borrower to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower as of the date hereof without the prior written consent of Lender. Borrower shall cause Mortgage Borrower to provide Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mortgage Loan Documents within five (5) days after the execution thereof. Borrower shall not, and shall not permit any Loan Party to, amend or modify the Organizational Documents of any Loan Party in any respect which would (i) limit distributions to be made to Borrower, (ii) limit cure rights of Borrower, (iii) modify the special purpose entity requirements set forth therein or (iv) would in any other respect have any adverse effect on Lender without Lender's consent.

      5.1.16 Confirmation of Representations.

      Borrower shall deliver, in connection with any Lender Transaction, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Lender Transaction in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Principal and the Pledgor SPE Entities as of the date of the closing of such Lender Transaction.

      5.1.17 Leasing Matters.

      (a) Borrower shall cause Mortgage Borrower to comply with the provisions of Section 5.1.17 of the Mortgage Loan Agreement. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.17(a) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. At Lender's request, Borrower shall cause Mortgage Borrower to promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied or caused Mortgage Borrower to have satisfied all of the conditions of this Section.

      (b) Borrower may cause Mortgage Borrower or Pledgor may cause Operating Lessee, without the consent of Lender, to amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the applicable Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower's expense. At Lender's request, Borrower shall cause Mortgage Borrower to promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this
Section 5.1.17(b) together with Borrower's certification that it has satisfied or caused to be satisfied all of the conditions of this Section 5.1.17(b).

      (c) Notwithstanding anything contained herein to the contrary, with respect to any Individual Property, Borrower shall cause Mortgage Borrower to not (and Pledgor shall cause Operating Lessee to not) without the prior written consent of Lender, enter into, materially amend, materially modify, waive any material provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, or renew or extend upon terms and conditions less favorable to Operating Lessee, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease.

      5.1.18 Management Agreement.

      (a) The Improvements on the Properties are operated under the terms and conditions of the Management Agreement. In no event shall the base management fees under the Management Agreement exceed (I) with respect to the Properties managed by Six Continents Hotels, the sum of (x) five percent (5%) of total room revenue and (y) two percent (2%) of total revenue; provided, however, Six Continents Hotels shall not charge any additional franchise fees in connection with such Properties and (II) with respect to the Properties managed by any Person other than Six Continents Hotels, four percent (4%) of the gross income derived from the Property (excluding any incentive management fees which are subordinate to the Loan). Borrower shall cause Mortgage Borrower (or Pledgor shall cause Operating Lessee to) (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Operating Lessee to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Operating Lessee under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Operating Lessee of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Operating Lessee to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall cause Mortgage Borrower and/or Pledgor shall cause Operating Lessee to not surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any respect, either orally or in writing. Subject to the rights of Mortgage Lender, if Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Operating Lessee to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Borrower shall cause Mortgage Borrower to permit Lender to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Operating Lessee to be performed or observed to be promptly performed or observed on behalf of Operating Lessee, to the end that the rights of Mortgage Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such action. Borrower shall cause Lender and any Person designated by Lender by written notice to Borrower to have the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower or Mortgage Borrower and/or Pledgor or Operating Lessee of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall cause Mortgage Borrower and/or Pledgor shall cause Operating Lessee to not, and shall not permit the Manager to, sub-contract all or any material portion of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender. Pledgor shall cause Operating Lessee to request of Manager and deliver to Lender upon receipt such certificates of estoppel with respect to compliance by Operating Lessee with the terms of the Management Agreement as may be requested by Lender. Borrower shall cause Mortgage Borrower and/or Pledgor shall cause Operating Lessee to exercise each individual option, if any, to extend or renew the term of the Management Agreement to the extent required to continue it in full force and effect until after the Maturity Date. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Pledge Agreement and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor.

      (b) Without limitation of the foregoing, Pledgor shall cause Operating Lessee, upon the request of Lender and in accordance with the provisions of the applicable Subordination of Management Agreement, to terminate the Management Agreement and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default or (c) there exists an event of default by Manager under the Management Agreement. At such time as the Manager may be removed, provided no Event of Default has occurred, a Qualified Manager may be selected by Mortgage Borrower and/or Operating Lessee to assume management of the applicable Individual Property pursuant to a Replacement Management Agreement.

      5.1.19 Environmental Covenants.

      (a) Borrower covenants and agrees that so long as the Loan is outstanding
(i) all uses and operations on or of the Properties, whether by Mortgage Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Properties; (iii) there shall be no Hazardous Materials in, on, or under any of the Properties, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the applicable Individual Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall cause Mortgage Borrower to keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgage Borrower or any other Person (the "Environmental Liens"); (v) Borrower shall cause Mortgage Borrower, at Borrower's sole cost and expense, to fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall cause Mortgage Borrower, at Borrower's sole cost and expense, to perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that an Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall cause Mortgage Borrower, at Borrower's sole cost and expense, to comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Individual Property; and (B) comply with any Environmental Law; (viii) Borrower shall cause Mortgage Borrower to not allow any tenant or other user of any of the Properties to violate any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials in connection with the Properties.

      (b) Lender and any other Person designated by Lender by written notice to Borrower, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times to assess any and all aspects of the environmental condition of any Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cause Mortgage Borrower to cooperate with and provide access to Lender and any such Person or entity designated by Lender by written notice to Borrower.

      5.1.20 Alterations.

      Borrower shall obtain Lender's prior written consent prior to allowing Mortgage Borrower to perform any structural or other material alterations to any Improvements, which consent shall not be unreasonably withheld except with respect to alterations that may have a material adverse effect on Borrower's or Mortgage Borrower's financial condition, the value of the related Individual Property, the Collateral or the Net Operating Income thereof.

      5.1.21 Franchise Agreement.

      (a) Subject to the provisions of Section 5.1.21(b), the Improvements on the Properties shall be operated under the terms and conditions of the Franchise Agreements, if applicable. Borrower shall cause Mortgage Borrower or Pledgor shall cause Operating Lessee to (i) pay all sums required to be paid by Operating Lessee under the Franchise Agreement, (ii) diligently perform, observe and enforce all of the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgage Borrower and/or Operating Lessee under the Franchise Agreement, (iii) promptly notify Lender of the giving of any notice to Mortgage Borrower and/or Operating Lessee of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Operating Lessee to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, notice, report and estimate received by it under the Franchise Agreement. Subject to the provisions of Section 5.1.21(b), Borrower shall cause Mortgage Borrower and/or Pledgor shall cause Operating Lessee to not, without the prior consent of Lender, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any material respect, either orally or in writing.

Subject to the rights of Mortgage Lender, if Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Operating Lessee to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Borrower shall permit Lender to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee to be performed or observed to be promptly performed or observed on behalf of Operating Lessee, to the end that the rights of Mortgage Borrower and/or Operating Lessee in, to and under the Franchise Agreement shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such action. Borrower shall cause Lender and any Person designated by Lender by written notice to Borrower shall have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrower and Mortgage Borrower and/or Pledgor or Operating Lessee of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall cause Mortgage Borrower and/or Pledgor shall cause Operating Lessee, from time to time, use its best efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Operating Lessee with the terms of the Franchise Agreement as may be requested by Lender. Borrower shall cause Mortgage Borrower and/or Pledgor shall cause Operating Lessee to exercise each individual option, if any, to extend or renew the term of the Franchise Agreement to the extent required to continue it in full force and effect until after the Maturity Date. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

      (b) With respect to the Expiring Franchise Agreement Property only, Borrower shall not be required to cause Mortgage Borrower to obtain Lender's consent or a confirmation from the Rating Agencies in the event that the Franchise Agreement in effect on the date hereof is extended on the same or more favorable terms to Mortgage Borrower and/or Operating Lessee, as applicable, prior to the expiration thereof.

      5.1.22 Operating Lease.

      Borrower shall cause Mortgage Borrower to promptly notify Lender of any event of default under the Operating Lease.

      5.1.23 OFAC.

      At all times throughout the term of the Loan, Borrower, Mortgage Borrower, Guarantor, Indemnitor and their respective Affiliates shall be in compliance in all material respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

      5.1.24 The Ground Lease.

      With respect to each Ground Lease, Borrower shall cause Mortgage Borrower to (i) pay all rents, additional rents and other sums required to be paid by Mortgage Borrower, as tenant under and pursuant to the provisions of each Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of each Ground Lease on the part of Mortgage Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the landlord under the applicable Ground Lease to Mortgage Borrower of any default by Mortgage Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under the applicable Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) days of Borrower's receipt. Borrower shall not, without the prior consent of Lender, cause Mortgage Borrower to surrender the leasehold estate created by the applicable Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter, amend or waive any material term of any Ground Lease, either orally or in writing, and if Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease on the part of Mortgage Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Borrower shall cause Mortgage Borrower to (or cause Operating Lessee to) permit Lender to, but Lender shall not have the obligation to, pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of Mortgage Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Mortgage Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such actions. If the landlord under the applicable Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall cause Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of each Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised.

      5.1.25 Capital Budget

      Borrower shall cause Mortgage Borrower to comply in all material respects with Mortgage Borrower's 2003 capital budget (as delivered to Lender in connection with the underwriting of the Loan), unless otherwise agreed to by Lender.

      5.1.26 Notices.

      Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of any Mortgage Loan Event of Default.

      5.1.27 Special Distributions.

      On each date on which amounts are required to be disbursed to Lender pursuant to Article III of the Mortgage Loan Agreement, Borrower shall exercise its rights under the

Organizational Documents of Mortgage Borrower to cause Mortgage Borrower to make to Borrower (to the extent permitted by Applicable Law) a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed pursuant to Article III of the Mortgage Loan Agreement.

      5.1.28 Mortgage Borrower Covenants.

      Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain covenants regarding the maintenance of the Mortgage Interest Rate Cap Agreement and affirmative and negative covenants set forth in the Mortgage Loan Agreement) whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been otherwise terminated, unless otherwise consented to in writing by Lender. Borrower shall cause Mortgage Borrower to promptly notify Lender of all notices received by Mortgage Borrower under or in connection with the Mortgage Loan, including, without limitation, any notice by the Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed, and deliver to Lender a true copy of each such notice, together with any other consents, notices, requests or other written correspondence between Mortgage Borrower and Mortgage Lender.

      5.1.29 Mortgage Loan Estoppels.

      Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts from time to time, to obtain from the Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower and Mortgage Borrower and expressly representing to Lender the information requested by Lender regarding compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents. Borrower hereby indemnify Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys' and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in any material respect in, or which warrants disclosure and was omitted from such estoppel executed by Borrower and Mortgage Borrower.

      SECTION 5.2 Negative Covenants.

      From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release in full of Lender's Lien on the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

      5.2.1 Liens.

      Borrower shall not permit or cause Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except (i) Permitted Encumbrances; (ii) Liens created by or permitted pursuant to the Mortgage Loan Documents and the Junior Mezzanine Loan Documents, and (iii) Liens for Taxes or Other Charges (as defined in the Mortgage Loan Agreement) not yet due. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Collateral or permit any such action to be taken.

      5.2.2 Dissolution.

      (a) Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction or (d) cause Principal, Mortgage Borrower or Ground Lessor to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Principal or Mortgage Borrower would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar Organizational Documents of Principal or the Organizational Documents of Mortgage Borrower, in each case, without obtaining the prior written consent of Lender, which consent (with respect to (d)(ii) only) shall not be unreasonably withheld or delayed.

      (b) Borrower shall not permit Mortgage Borrower and Pledgor shall not permit Operating Lessee to (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Mortgage Borrower or Operating Lessee, as applicable, except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (d) cause the Operating Lessee Principal or Pledge Principal, as applicable, to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Operating Lessee Principal or Pledgor Principal, as applicable, would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of Operating Lessee Principal or Pledgor Principal, as applicable, in each case, without obtaining the prior written consent of Lender, which consent (with respect to (d)(ii) only) shall not be unreasonably withheld or delayed.

      5.2.3 Change In Business.

      (a) Borrower shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business purposes or undertake or participate in activities other than the continuance of its present business.

      (b) Borrower shall not cause Mortgage Borrower to enter into any line of business other than the ownership and operation of the Properties (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

      5.2.4 Debt Cancellation.

      Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business. In addition, Borrower shall not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance with the Mortgage Loan Agreement) owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower's business.

      5.2.5 Intentionally Omitted.

      5.2.6 Intentionally Omitted.

      5.2.7 Name, Identity, Structure, or Principal Place of Business.

      Borrower shall not, and shall not permit any Loan Party to, change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.35, without, in each case, the consent of Lender. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Collateral as a result of such change of principal place of business or place of organization.

      5.2.8 ERISA.

      (a) During the term of the Loan or of any obligation or right hereunder, no Loan Party shall be a Plan and none of the assets of Borrower or any Loan Party shall constitute Plan Assets.

      (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) no Loan Party is, and no Loan Party maintains an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to

Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) no Loan Party is subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

            (i) Equity interests in such Loan Party are publicly offered securities, within the meaning of 29 C. F. R. Section 2510.3-101(b)(2);

            (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Loan Party are held by "benefit plan investors" within the meaning of 29 C. F. R. Section 2510.3-101(f)(2); or

            (iii) Such Loan Party qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C. F. R. Section 2510.3-101(c) or (e).

      5.2.9 Affiliate Transactions.

      (a) Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal, the Operating Lessee SPE Entities, the Pledgor SPE Entities, or any of the partners of Borrower, Principal, the Operating Lessee SPE Entities or the Pledgor SPE Entities, except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

      (b) Except in connection with payments made to Manager pursuant to and in accordance with the Subordination of Management Agreement, no Loan Party shall pay, or permit the payment of, development fees, management fees, brokerage or leasing fees or commissions or any other compensation of any form whatsoever to any Loan Party or any direct or indirect partner, member, shareholder or Affiliate thereof, or request disbursement of funds from Lender or Mortgage Lender for such purpose, without the prior written consent of Lender. Any contracts or agreements relating to the Property in any manner between or among any Loan Party and any other Loan Party or their respective direct or indirect partners, members, shareholders or Affiliates, including the Management Agreement and any other agreement specifically related to the Property, the Collateral or any Loan Party (collectively, the "Affiliate Agreements") shall be made on an arm's-length basis and shall be subject to the prior written approval of Lender; and the parties to each Affiliate Agreement shall acknowledge and agree that such agreement is terminable by Mortgage Borrower or Lender immediately upon notice, without the payment of any fee, penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and be continuing. Following an Event of Default, if requested by Lender in writing, Borrower shall, or shall cause the applicable Loan Party to, terminate any existing Affiliate Agreement specified by Lender within five (5) days after delivery of Lender's request without payment of any penalty, premium, termination fee or any other amount which might be due and payable under such Affiliate Agreement. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Lender shall have the right, and Borrower hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower's attorney-in-fact coupled with an interest, at Lender's sole option, to terminate such Affiliate Agreement on behalf of and in the name of the applicable Loan Party, and Borrower hereby releases and waives any claims against Lender arising out of Lender's exercise of such authority.

      5.2.10 Transfers.

      (a) Neither Borrower nor Pledgor shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property, the Collateral or any part thereof or any legal or beneficial interest therein (other than in connection with a Condemnation) or permit or suffer a Sale or Pledge of an interest in any Restricted Party (other than with respect to the Mortgage Loan and the Junior Mezzanine Loan) (collectively, a "Transfer"), without the prior written consent of Lender.

      (b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell one or more Individual Properties, the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge (other than, in connection with the Junior Mezzanine Loan) of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) any deed-in-lieu or consensual foreclosure relating to any Individual Property with or for the benefit of Mortgage Lender or any Affiliate thereof.

      (c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party (other than Mortgage Borrower or Borrower) or a Restricted Party (other than Mortgage Borrower, Borrower or Junior Mezzanine Borrower) itself; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the stock in a Restricted Party (other than Mortgage Borrower, Borrower or Junior Mezzanine Borrower ); provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer and (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party (other than Mortgage Borrower, Borrower or Junior Mezzanine Borrower); provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer.

      (d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section
5.2.2. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

      (e) Notwithstanding anything to the contrary contained in this Section 5.2.10, a transfer of direct or indirect limited partnership interests and/or non-managing membership interests in a Restricted Party (other than Mortgage Borrower, Mortgage Principal, Borrower, Principal, Junior Mezzanine Borrower, Junior Mezzanine Principal, the Operating Lessee SPE Entities, the Pledgor SPE Entities or any Affiliated Manager) shall be permitted provided that (i) FelCor Lodging Limited Partnership shall at all times own, directly or indirectly, at least fifty-one percent (51%) of the equity interests in, and Control, all Restricted Parties and (ii) FelCor Lodging Trust Incorporated must at all times be the sole general partner of FelCor Lodging Limited Partnership.

      5.2.11 Limitation on Securities Issuances.

      Borrower shall not issue any limited liability membership interests or other securities other than those that have been issued as of the date hereof.

      5.2.12 Distributions.

      (a) Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mortgage Borrower on or in respect of any interests in Mortgage Borrower, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the "Distributions"), shall become part of the Collateral. Notwithstanding anything to contrary contained herein, Lender expressly agrees that Borrower shall be permitted to distribute to its members any Distributions Borrower receives only upon the express condition that no Event of Default has occurred and is continuing under the Loan.

      (b) If any Distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Any and all revenue derived from the Properties paid directly by tenants, subtenants or occupants of the Properties shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Agreement.

      5.2.13 Refinancing or Prepayment of the Mortgage Loan.

      Neither Borrower nor Mortgage Borrower shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that the Loan shall have (or shall simultaneously be) been paid in full in accordance with the terms of this Agreement (including any prepayment premiums and other amounts due and payable to Lender under the Loan Documents). Borrower shall cause Mortgage Borrower to obtain the prior written consent of Lender to enter into any other refinancing of the Mortgage Loan.

      5.2.14 Acquisition of the Mortgage Loan.

      (a) No Loan Party, Guarantor or any Affiliate of any of them or any Person acting at any such Person's request or direction, shall acquire or agree to acquire Mortgage Lender's interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents:
(A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

      (b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Loan Party, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default in accordance with the terms thereof and
(ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agree that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.

      5.2.15 Other Limitations.

      (a) Prior to the payment in full of the Debt, neither Borrower nor any of its Affiliates shall, without the prior written consent of Lender (which may be furnished or withheld at its reasonable discretion), give its consent or approval to any of the following actions or items:

            (i) except as permitted by Lender herein (i) any prepayment in full of the Mortgage Loan, except as permitted by Section 2.3 of the Mortgage Loan Agreement, or (ii) any action in connection with or in furtherance of the foregoing;

            (ii) approve the terms of any Annual Budget;

            (iii) the distribution to the partners, members or shareholders of Mortgage Borrower of property other than cash; or

            (iv) except as permitted by the Mortgage Loan Documents, any determination to restore any Individual Property after a Casualty or Condemnation.

      (b) Prior to the payment in full of the Debt, and unless otherwise required pursuant to the Mortgage Loan Agreement, neither Borrower nor any of its Affiliates shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any modification or amendment in any material respect or a consolidation, interest rate, restatement, waiver or termination of any of the Mortgage Loan Documents.

      VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

      SECTION 6.1 Insurance.

      (a) Borrower shall cause Mortgage Borrower to maintain at all times during the term of the Loan the insurance required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as an additional named insured under each of the insurance policies described in
Section 6.1(a)(ii), (iii), (v), (ix), (xi) and (xii) of the Mortgage Loan Agreement. In addition, Borrower shall cause Lender to be named as a named insured together with Mortgage Lender, as their interest may appear, under the insurance policies required under Section 6.1(a)(i), (iv), (vi), (vii), (viii) and (x) of the Mortgage Loan Agreement. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Not less than thirty (30) days prior to the expiration dates of the Policies (as such term is defined in the Mortgage Loan Agreement) theretofore furnished to Lender pursuant to the terms hereof, certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by copies of the original Policies when issued.

      (b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with prior notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

      (c) For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant to Section 6.1(a)(xii)) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. All liability insurance provided for in the Mortgage Loan Agreement shall provide insurance with respect to the liabilities of both the Mortgage Borrower and the Borrower. The insurance policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements of the type described in Section 6.1(e) thereof, but pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to in such Section 6.1(e).

      (d) In the event that the Mortgage Loan has been paid in full, except upon the occurrence and continuance of an Event of Default, Borrower shall permit Mortgage Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are less than or equal to $250,000.00 for the applicable Individual Property. Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than the $250,000 for the applicable Individual Property. If an Event of Default shall have occurred and be continuing, Borrower shall cause Mortgage Borrower to empower Lender, in the name of Mortgage Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment.

      (e) On the first Payment Date of each Fiscal Year, Borrower shall pay to Lender the sum of $1,500.00 to compensate Lender for administrative costs associated with Lender's review of Borrower's required insurance.

      SECTION 6.2 Casualty.

      If any Individual Property shall sustain a Casualty, Borrower shall cause Mortgage Borrower to give prompt notice of such Casualty to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement.

      SECTION 6.3 Condemnation.

      Borrower shall cause Mortgage Borrower to give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Individual Property and shall cause Mortgage Borrower to deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time cause Mortgage Borrower to deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall cause Mortgage Borrower, at Borrower's expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

      SECTION 6.4 Restoration.

      (a) Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement in connection with a restoration of the Property after a Casualty or Condemnation. If any Insurance Proceeds or Condemnation Awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the Insurance Proceeds or Condemnation Awards.

      (b) Notwithstanding any provision in this Agreement to the contrary, all Insurance Proceeds and Condemnation Award will be made available to Mortgage Borrower in accordance with the Mortgage Loan Agreement. In the event the Mortgage Loan has been paid in full and Lender receives any Insurance Proceeds or Condemnation Awards, Lender shall either apply such proceeds to the Debt or for the restoration of the applicable Individual Property in accordance with the same terms and conditions contained in Section 6.4 of the Mortgage Loan Agreement.

      SECTION 6.5 Rights of Lender.

      For purposes of this Article 6, Borrower shall obtain the approval (which approval shall be granted or withheld by Lender subject to the same standards contained in Section 6.4 of the Mortgage Loan Agreement) of Lender for each matter requiring the approval of Mortgage Lender under the provisions of Sections 6.4 of the Mortgage Loan Agreement, with each reference in any such provisions to the "Loan" to include the Mortgage Loan and the Loan, and the reference in any such provisions to the "Maturity Date" to mean the Maturity Date, as defined herein. If the Mortgage Lender does not require the deposit by the Mortgage Borrower of the "Net Proceeds Deficiency" pursuant to Section 6.4(b)(vi) of the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of said "Net Proceeds Deficiency" in accordance with the terms of such Section (as if each reference therein to "Borrower" and "Lender" referred to Borrower and Lender, respectively).

      VII. RESERVE FUNDS

      SECTION 7.1 Required Repairs.

      Borrower shall, or shall cause Mortgage Borrower to, perform the Required Repairs in accordance with all of the terms and conditions set forth in Section
7.1 of the Mortgage Loan Agreement.

      SECTION 7.2 Tax and Insurance Escrow Fund.

      (a) Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes (the "Monthly Tax Deposit") that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates; and (b) at the option of Lender, if the liability or casualty Policy maintained by Mortgage Borrower covering the Properties shall not constitute an approved blanket or umbrella Policy pursuant to Section 6.1(c) of the Mortgage Loan Agreement, or Lender shall require Borrower to cause Mortgage Borrower to obtain a separate Policy pursuant to Section 6.1(c) of the Mortgage Loan Agreement, one-twelfth of the Insurance Premiums (the "Monthly Insurance Premium Deposit") that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). In the event Lender shall elect to collect payments in escrow for Insurance Premiums pursuant to clause (b) above, Borrower shall pay to Lender an initial deposit to be determined by Lender, in its sole discretion, to increase the amounts in the Tax and Insurance Escrow Fund to an amount which, together with anticipated Monthly Insurance Premium Deposits, shall be sufficient to pay all Insurance Premiums as they become due. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Any Taxes, Other Charges and Insurance Premiums paid by Lender from the Tax and Insurance Escrow Fund shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

      (b) Borrower shall be relieved of its obligation under Section 7.2(a) above provided that Mortgage Borrower is required to and does make monthly deposits to the Tax and Insurance Escrow Fund under the Mortgage Loan and Lender receives evidence acceptable to Lender of the making of such deposits and the payment of such Taxes, Insurance and Other Charges.

      SECTION 7.3 Replacements and Replacement Reserve.

      7.3.1 Replacement Reserve Fund.

      Borrower shall pay to Lender on each Payment Date, the Replacement Reserve Monthly Deposit for Capital Expenditures required to be made to the Properties during the calendar year as may be necessary to maintain and operate first class, reputable hotels in the manner and quality of the hotels operated at the Properties on the date hereof (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund".

      7.3.2 Disbursements from Replacement Reserve Account.

      (a) Lender shall make disbursements from the Replacement Reserve Account to reimburse Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance (other than Replacements) to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund.

      (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to reimburse Borrower for the actual costs of Replacements. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if an Event of Default exists.

      (c) Each request for disbursement from the Replacement Reserve Account shall be in a form reasonably acceptable to Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which the disbursement is requested. With each request Borrower shall certify that, to the best of Borrower's knowledge, all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Upon request of Lender in connection with each request for disbursement in excess of $200,000, Borrower shall provide Lender with copies of invoices for amounts in excess of $100,000 for items or materials purchased or contracted labor or services. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

      (d) Borrower shall pay all invoices in connection with the Replacements with respect to each request for disbursement prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of Applicable Law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

      (e) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.

      (f) If the Replacement Reserve Funds are disbursed to the Borrower, then Borrower shall make a capital contribution to Mortgage Borrower in an amount equal to such Replacement Reserve Funds disbursed to Borrower as and when such disbursements are made pursuant to this Section 7.3.2 and Borrower shall cause Mortgage Borrower to pay for the related Replacement.

      7.3.3 Performance of Replacements.

      (a) Borrower shall cause Mortgage Borrower to make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service hotels in the same market segment and under the same franchisor in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall cause Mortgage Borrower to complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

      (b) Intentionally Omitted.

      (c) If the Mortgage Loan is paid in full and the Loan remains outstanding, then, upon the occurrence and during the continuance of an Event of Default, in the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option, without providing any prior notice to Borrower, to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or, upon five (5) Business Days prior written notice to Borrower, to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

      (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, Borrower shall cause Mortgage Borrower to grant Lender the right, upon the occurrence and during the continuance of an Event of Default, to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Pledge Agreement. For this purpose, Borrower shall cause Mortgage Borrower to constitute and appoint Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Mortgage Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower shall cause Mortgage Borrower to empower said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Mortgage Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

      (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

      (f) Borrower shall cause Mortgage Borrower to permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this
Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause Mortgage Borrower to cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

      (g) Upon the occurrence and during the continuance of an Event of Default, Lender may require an inspection of an Individual Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account, with respect to each Individual Property, in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay or cause Mortgage Borrower to pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

      (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other Liens.

      (i) Before each disbursement from the Replacement Reserve Account relating to actual physical work on the Improvements in excess of $200,000 with respect to each Individual Property, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's Liens or other Liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Security Instrument and that title to such Individual Property is free and clear of all Liens (other than the Lien of the related Security Instrument and other Permitted Encumbrances).

      (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

      (k) If the Mortgage Loan is paid in full and the Loan remains outstanding, in addition to any insurance required under the Loan Documents, Borrower shall cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

      7.3.4 Failure to Make Replacements.

      (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after written notice from Lender. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.3.3(c) and 7.3.3(d), or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

      (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

      7.3.5 Balance in the Replacement Reserve Account.

      The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

      7.3.6 Waiver of Replacement Reserve.

      Borrower shall be relieved of its obligations under Sections 7.3.1, 7.3.2, 7.3.3, 7.3.4 and 7.3.5 above, provided that Mortgage Borrower is required to and does make the monthly deposits of Replacement Reserve Funds under the Mortgage Loan and provided Lender receives evidence acceptable to Lender of the making of such deposits.

      SECTION 7.4 Ground Lease Escrow Fund.

      (a) In the event that the annual Ground Rent due pursuant to a Ground Lease is in excess of $100.00, Borrower shall pay to Lender on each Payment Date an amount (the "Monthly Ground Rent Deposit") that is estimated by Lender to be due and payable by Borrower under the Ground Lease for all rent and any and all other charges (the "Ground Rent") which may be due by Mortgage Borrower under the Ground Lease in order to accumulate with Lender sufficient funds to pay all sums payable under the Ground Lease at least fifteen (15) Business Days prior to the dates due (said amounts, hereinafter called the "Ground Lease Escrow Fund"). The Ground Lease Escrow Fund is for the purpose of paying all sums due under the Ground Lease. Upon Mortgage Borrower's failure to pay any Ground Rents pursuant to the Ground Lease, Lender may, in its discretion, apply any amounts held in the Ground Lease Escrow Fund to the payment of such Ground Rent; provided however, that the provisions of this Section 7.4 shall not be deemed to create any obligation on the part of Lender to pay any such Ground Rent from amounts on deposit in the Ground Lease Escrow Fund. Such deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion based on any increases in the Ground Rent due under the Ground Lease.

      (b) If Ground Lease Escrow Funds are disbursed to Borrower, then Borrower shall make a capital contribution to Mortgage Borrower in an amount equal to such Ground Lease Escrow Funds disbursed to Borrower as and when such disbursements are made pursuant to this Section 7.4 and Borrower shall cause Mortgage Borrower to pay the related Ground Rent.

      (c) Borrower shall be relieved of its obligation under Section 7.4(a) and
(b) above, provided that Mortgage Borrower is required to and does make the monthly deposits of Ground Lease Escrow Funds under the Mortgage Loan and provided Lender receives evidence acceptable to Lender of the making of such deposits and the payment of such Ground Rent.

      SECTION 7.5 UST Reserve Funds.

      Borrower shall, or shall cause Mortgage Borrower to, perform the Required Remediation in accordance with all of the terms and conditions set forth in
Section 7.5 of the Mortgage Loan Agreement.

      SECTION 7.6 Reserve Funds, Generally.

      (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

      (b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, withdraw any Reserve Funds and apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. Lender's right to withdraw and apply the Reserve Funds are in addition to all other rights and remedies provided to Lender pursuant to the Loan Documents

      (c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

      (d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that earnings or interest on the Tax and Insurance Escrow Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender.

      (e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

      (f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the fraud, illegal acts, gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

      SECTION 7.7 Transfer of Reserve Funds under Mortgage Loan.

      If Borrower is required to deposit with Lender reserves pursuant to this
Article VII, Borrower shall enter into a cash management and lockbox agreement for the benefit of Lender for the purpose of covering deposits to the required reserve accounts substantially similar to the Article III of the Mortgage Loan Agreement.

      VIII. DEFAULTS

      SECTION 8.1 Event of Default.

      (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

            (i) if any portion of the Debt is not paid on or before the date the same is due and payable;

            (ii) if any of the Taxes or Other Charges are not paid on or before the date when the same are due and payable;

            (iii) if the Policies are not kept in full force and effect or if certified copies of the Policies are not delivered to Lender promptly on request;

            (iv) if a Transfer occurs in violation of the provisions hereof or the Pledge Agreement or if any other Transfer prohibited under Section
      5.2.10 occurs;

            (v) if any representation or warranty made by Borrower, a Pledgor SPE Entity, an Operating Lessee SPE Entity, Principal, Ground Lessor, Indemnitor, or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

            (vi) if Borrower, Mortgage Borrower, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Ground Lessor, Principal, Indemnitor, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

            (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower, Principal, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Ground Lessor, Indemnitor, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Mortgage Borrower, Principal, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Ground Lessor, Indemnitor, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower, Principal, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Ground Lessor, Indemnitor, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower, Principal, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Ground Lessor, Indemnitor, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower, Principal, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Ground Lessor, Indemnitor, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

            (viii) if Borrower or Pledgor attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

            (ix) other than for with respect to a default which is expressly contemplated by another subsection of this Section 8.1(a), if Borrower breaches any of its respective negative covenants contained in Section 5.2;

            (x) if Borrower violates or does not comply in any material respect with any of the provisions of Section 5.1.17 hereof;

            (xi) if a (a) default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) or (b) any Management Agreement (or Replacement Management Agreement) expires or otherwise terminates and is not replaced with a Replacement Management Agreement or (c) if any Individual Property operates for any time without the Management Agreement or a Replacement Management Agreement;

            (xii) if Borrower or Principal violates or does not comply in all material respects with the provisions of Section 4.1.36 hereof;

            (xiii) if any Individual Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

            (xiv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Mortgage Borrower, Principal, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Ground Lessor, any Guarantor, Indemnitor, the Collateral or any Individual Property and same is not discharged of record within thirty (30) days after same is filed;

            (xv) (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof, (B) Borrower or Pledgor is a Plan or its assets constitute Plan Asset; or (C) Borrower or Pledgor consummates a transaction which would cause the Pledge Agreement or Lender's exercise of its rights under the Pledge Agreement, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

            (xvi) if Borrower shall fail to deliver to Lender, within fifteen
      (15) Business Days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof;

            (xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

            (xviii) if Borrower or Pledgor shall be in default beyond applicable notice and grace periods under the Pledge Agreement or any other security agreement covering any part of any portion of the Collateral whether it be superior or junior in lien to the Pledge Agreement;

            (xix) if (i) the Interest Rate Cap Agreement is terminated for any reason by Borrower or the Counterparty, or (ii) the Counterparty defaults in the performance of its monetary obligations under the Interest Rate Cap Agreement or (iii) the rating of the Counterparty is subject to any downgrade, withdrawal or qualification by an Rating Agency, and Borrower does not within ten (10) Business Days (A) replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement in accordance with Section 2.4 hereof, and (B) deliver to Lender, in form and substance reasonably satisfactory to Lender (x) an Assignment of Interest Rate Cap
      (y) a recognition letter from the Counterparty thereto acknowledging the assignment of the Replacement Interest Rate Cap Agreement and (z) any other opinions or documents required pursuant to Section 2.4 hereof;

            (xx) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

            (xxi) if any default occurs under the Operating Lease Subordination Agreement, and such default continues after the expiration of applicable grace or cure periods, if any;

            (xxii) if there shall occur any material default by Mortgage Borrower, as tenant under the Operating Lease, in the observance or performance of any term, covenant or condition of the Operating Lease to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by the Operating Lease shall be surrendered or if the Operating Lease shall cease to be in full force and effect or the Operating Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Operating Lease shall in any manner be modified, changed, supplemented, altered, or amended in any material respect without the consent of Lender;

            (xxiii) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

            (xxiv) if (a) a material default has occurred and continues beyond any applicable cure period under the Franchise Agreement, and such default permits a party to terminate or cancel the Franchise Agreement or (b) any Franchise Agreement expires or otherwise terminates and is not replaced with a replacement Franchise Agreement reasonably acceptable to Lender;

            (xxv) if Mortgage Borrower or Operating Lessee ceases to operate a hotel on any Individual Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to an Individual Property or restoration of the Individual Property after Casualty or Condemnation);

            (xxvi) if Borrower causes Mortgage Borrower to terminate or cancel the Franchise Agreement, without Lender's prior written consent;

            (xxvii) if Borrower shall cause Mortgage Borrower to fail to pay any Ground Rent or any additional rent or other charge mentioned in or made payable by any Ground Lease when said rent or other charge is due and payable after the expiration of all applicable notice and grace periods contained in such Ground Lease;

            (xxviii)if there shall occur any default in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Ground Lessor or Mortgage Borrower to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by the Ground Lease shall be surrendered or if the Ground Lease shall cease to be in full force and effect or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender;

            (xxix) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxviii) above, for ten (10) days after written notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

            (xxx) if there shall be default under the Pledge Agreement or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

            (xxxi) the Liens created pursuant to any Loan Document shall cease to be a fully enforceable first priority security interest; or

            (xxxii) a Mortgage Loan Event of Default shall occur, and shall not have been waived or settled by Mortgage Lender or cured by Mortgage Borrower, or if Mortgage Borrower enters into or otherwise suffers or permits any material amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mortgage Loan Document without the prior written consent of Lender.

      (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and any or all of the Collateral and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

      SECTION 8.2 Remedies.

      (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

      (b) With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral for the satisfaction of any of the Debt in preference or priority, and Lender may seek satisfaction out of the Collateral or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

      (c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

      (d) Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

      SECTION 8.3 Right to Cure Defaults.

      (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

      (b) Lender shall have the right, but shall not have the obligation, to exercise Borrower's rights under the Organizational Documents of Mortgage Borrower (a) to cure a Mortgage Loan Event of Default and (b) to satisfy any Liens, claims or judgments against the Properties (except for Liens permitted by the Mortgage Loan Documents), in the case of either (a) or (b), unless Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure to Lender's sole satisfaction. Borrower shall reimburse Lender on demand for any and all costs incurred by Lender in connection with curing any such Mortgage Loan Event of Default or satisfying any Liens, claims or judgments against any Individual Property.

      SECTION 8.4 Remedies Cumulative; Waivers.

      The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

      SECTION 8.5 Power of Attorney.

      For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section 8, Borrower hereby irrevocably appoints the Lender as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

      IX. SPECIAL PROVISIONS

      SECTION 9.1 Sale of Notes and Lender Transactions.

      Lender may, at any time, sell, pledge, transfer, pledge or assign the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and any or all servicing rights with respect thereto (a "Lender Transaction"). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower (subject to the limitations set forth at the end of this Section 9.1) shall use its best efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace in connection the sale, pledge, transfer, pledge or assignment of the Note, including, without limitation, to:

      (a) (i) provide such financial and other information with respect to the Collateral, the Properties, Borrower, Mortgage Borrower and the Manager, (ii) provide budgets relating to the Properties and (iii) permit Lender or Lender's designees to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or as may be necessary or appropriate in connection with a Lender Transaction (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of accountants or opinions of counsel of independent attorneys acceptable to Lender;

      (b) if required by Lender, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Collateral, Borrower, Guarantor, Indemnitor, Principal, the Operating Lessee SPE Entities, the Pledgor SPE Entities and their respective Affiliates and the Loan Documents, and (iii) revised Organizational Documents for Borrower, Guarantor, Indemnitor, the Operating Lessee SPE Entities, the Pledgor SPE Entities and Principal and their respective Affiliates (including, without limitation, such revisions as are necessary to comply with the provisions of
Section 4.1.36 hereof), which counsel, opinions and Organizational Documents shall be satisfactory to Lender and the Rating Agencies;

      (c) if required by Lender, cause to be delivered such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties reasonably requested by Lender;

      (d) execute such amendments to the Loan Documents and Organizational Documents as may be reasonably requested by Lender or otherwise to effect a Lender Transaction; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) materially increase Borrower's obligations or out-of-pocket costs related to compliance with this Agreement (except for modifications and amendments required to be made pursuant to Section 9.1 (e) below), (ii) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or
(iii) modify or amend any other economic, financial or payment term (or otherwise modify or amend in any material respect any of the terms) of the Loan; and

      (e) make such representations and warranties as of the closing date of the Lender Transaction with respect to the Collateral, the Properties, Borrower, Mortgage Borrower and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents

      Other than costs and expenses which are otherwise the responsible of Borrower pursuant to the terms of the Loan Documents, in connection with Borrower's complying with requests made under this Section 9.1, Borrower shall only be responsible for the payment of (i) Borrower's legal counsel and accountants and (ii) any internal, administrative or clerical cost and expenses incurred by Borrower.

      SECTION 9.2 Securitization.

      In the event Lender ever desires to issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Borrower agrees to (and agrees to cause Mortgage Borrower to) cooperate with Lender to the same extent such cooperation is required of Mortgage Borrower pursuant to the terms of the Mortgage Loan Agreement.

      SECTION 9.3 Servicer.

      At the option of Lender or Agent, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender or Agent and Lender or Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender or Agent and Servicer.

      SECTION 9.4 Exculpation.

      (a) Except as otherwise provided in this Section 9.4 and comparable provisions in the Pledge Agreement or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Pledge Agreement by any action or proceeding wherein a money judgment shall be sought against Borrower or any of Borrower's Affiliates, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Pledge Agreement, the other Loan Documents, and the Collateral, and any other Collateral created by this Agreement, the Note, the Pledge Agreement and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Collateral and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Pledge Agreement, agrees that it shall not, except as otherwise provided in this Section 9.4 and comparable provisions or in the Pledge Agreement, sue for, seek or demand any deficiency judgment against Borrower or any of Borrower's Affiliates in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Pledge Agreement; (iii) except as set forth in this Section 9.4, affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Pledge Agreement, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the right of Lender to enforce Sections 4.1.9, 4.1.29,
5.1.9 and 5.2.8 hereof; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower to the extent necessary to (A) preserve or enforce its rights and remedies against the Collateral or (B) obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the terms of this Agreement or the Pledge Agreement; provided however, Lender shall only enforce such judgment to the extent of amounts Lender is entitled to under the terms of this Agreement from such Insurance Proceeds and/or Awards.

      (b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the Losses Lender incurs to the extent due to: (i) fraud or material misrepresentation in connection with the execution and the delivery of this Agreement, the Note, the Pledge Agreement, the other Loan Documents or any Mortgage Loan Document; (ii) Borrower's or Pledgor's or Operating Lessee's or Mortgage Borrower's misapplication or misappropriation of Rents received by Borrower, Pledgor, Operating Lessee or Mortgage Borrower after the occurrence of an Event of Default; (iii) Borrower's, Pledgor's, Operating Lessee's or Mortgage Borrower's misapplication or misappropriation of Security Deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower's, Pledgor's, Operating Lessee's or Mortgage Borrower's misapplication or the misappropriation of Insurance Proceeds or Awards; (v) Borrower's, Pledgor's, Operating Lessee's or Mortgage Borrower's misapplication or the misappropriation of Net Liquidation Proceeds After Debt Service or any distributions or other payments made in respect of any part of the Property or any part of the Collateral; (vi) Borrower's making a distribution to its equity owners after the occurrence of an Event of Default;
(vii) Mortgage Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Mortgage Lender pursuant to the terms of Section 7.2 of the Mortgage Loan Agreement), charges for labor or materials or other charges that can create Liens on the Properties; (viii) Borrower's or Pledgor's failure to return or to reimburse Lender for all Personal Property taken from any Properties by or on behalf of Mortgage Borrower or Operating Lessee and not replaced with Personal Property of comparable utility and value; (ix) any act of intentional waste or arson to the Collateral by Borrower, Mortgage Borrower, the Operating Lessee SPE Entities, the Pledgor SPE Entities or Principal or any Affiliate or thereof or by any Indemnitor or Guarantor; (x) any fees or commissions paid by Borrower to Principal, Mortgage Borrower, the Pledgor SPE Entities, the Operating Lessee SPE Entities or any Affiliate of Borrower, Principal, the Pledgor SPE Entities, the Operating Lessee SPE Entities, Indemnitor, or Guarantor in violation of the terms of this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (xi) Borrower's failure to comply with the provisions of Sections
4.1.40 and 5.1.19 of this Agreement. (xii) any Loss resulting from a Casualty due to Borrower's or Mortgage Borrower's failure to obtain the insurance required pursuant to Section 6.1; (xiii) Borrower's default under Section 5.1.10 hereof (after ten (10) Business Days prior written notice to Borrower); (xiv) if any Ground Lease is modified or terminated by Mortgage Borrower or any Affiliate thereof other than in accordance with the terms hereof and (xv) all amounts contemplated under Section 5.1.12 hereof and any real estate or other transfer tax incurred to transfer title to the Collateral following the occurrence of an Event of Default, including, without limitation, any transfer tax or similar tax incurred by Lender in the exercise of the option to purchase the fee estate contained in a Ground Lease, (xvi) any Loss resulting from the Jacksonville Property's failure to comply with applicable zoning ordinances relating to density or number of hotel rooms and
(xvii) any Loss paid to Hilton Inns, Inc. or any Affiliate thereof (including, without limitation, any termination or similar fees by, or on behalf of, Operating Lessee) resulting from a termination of the franchise license agreement(s) relating to the Hilton Franchised Properties.

      (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the obligation to repay the Debt shall become a personal recourse obligation of Borrower (i) in the event of Borrower's or Principal's default under Section 4.1.36 hereof or Pledgor's default under Section 12 of the Operating Lease Subordination Agreement (such that such failure was considered by a court as a factor in the court's finding for a consolidation of the assets of Borrower, Principal and/or Pledgor with the assets of another Person) or any Transfer in violation of the provisions of
Section 5.2.10 hereof, (ii) if any Individual Property, the Collateral, or any part thereof shall become an asset, or if Borrower, Principal, Ground Lessor, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Mortgage Borrower, Mortgage Principal, Junior Mezzanine Borrower or Junior Mezzanine Principal shall be a debtor, in (A) a voluntary bankruptcy or insolvency proceeding or (B) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender, Mortgage Lender or Junior Mezzanine Lender) and, with respect to such involuntary proceeding, Borrower consents or fails to object to such proceedings) or if Borrower, Principal, Ground Lessor, an Operating Lessee SPE Entity, a Pledgor SPE Entity, Mortgage Borrower, Mortgage Principal, Junior Mezzanine Borrower, Junior Mezzanine Principal or any Affiliate of any of the foregoing has acted in concert with, colluded or conspired with the party to cause the filing of such involuntary proceeding, (iii) the event that fee title to any applicable Individual Property is not promptly transferred by Ground Lessor to Mortgage Borrower in accordance with the terms of the option to purchase such fee title contained in each Ground Lease or (iv) an Event of Default contemplated by Section 8.1(xi)(b), 8.1(xi)(c) or 8.1(xxiv)(b) hereof has occurred (unless caused by, or at the request of, Lender, Mortgage Lender of Junior Mezzanine Lender); provided, however, with respect to this Section 9.4(c)(iii) and (iv) only, Borrower shall only be liable on a recourse basis for the Allocated Loan Amounts (plus interest thereon and costs and expenses relating thereto) of the Individual Properties that were the cause of such Event of Default.

      (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code against Borrower and Principal to file a claim for the full amount of the indebtedness secured by the Pledge Agreement or to require that all Collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Pledge Agreement and the other Loan Documents.

      SECTION 9.5 Mortgage Loan Defaults.

      (a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Default under the Mortgage Loan Documents or if Mortgage Lender asserts in writing that Mortgage Borrower has defaulted in the performance or observance of any term, covenant or condition of the Mortgage Loan Documents (whether or not the same shall have continued beyond any applicable notice or grace periods, whether or not Mortgage Lender shall have delivered proper notice to Mortgage Borrower, and without regard to any other defenses or offset rights Mortgage Borrower may have against Mortgage Lender), Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mortgage Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys' and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within two (2) Business Days following demand therefor. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property and Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law.

      (b) Subject to the rights of tenants, Borrower hereby grants, and shall cause Mortgage Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 9.5. Borrower shall not, and shall not cause or permit Mortgage Borrower or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender's interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

      (c) Borrower hereby indemnifies Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys' and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions described in Section 9.10(a). Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance.

      (d) If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender's making the Loan, Borrower hereby absolutely and unconditionally release and waive all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender.

      (e) Any Default under the Mortgage Loan which is cured by Lender, whether or not such cure is prior to the expiration of any applicable grace, notice or cure period under the Mortgage Loan Documents, shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.

      SECTION 9.6 Intercreditor Agreement.

      (a) Lender and Mortgage Lender are parties to a certain intercreditor agreement dated as of the date hereof (the "Intercreditor Agreement") memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrower, Borrower and the Properties. Borrower and Mortgage Borrower hereby acknowledge and agree that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender and
(ii) Borrower and Mortgagor are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender have not disclosed and shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower's obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

      (b) In the event Lender is required pursuant to the terms of the Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Properties previously received by Lender on account of the Loan to the Mortgage Lender, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

      SECTION 9.7 Discussions with Mortgage Lender.

      In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Properties, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender's consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

      SECTION 9.8 Independent Approval Rights.

      If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage

Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

      SECTION 9.9 Reinstatement.

      This Agreement and each other Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debt or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Borrower, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Debt shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      X. MISCELLANEOUS

      SECTION 10.1 Survival.

      This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender, and all covenants, promises and agreements in this Agreement, by or on behalf of Lender, shall be binding upon the legal representatives successors and assigns of Lender.

      SECTION 10.2 Lender's Discretion.

      Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

      SECTION 10.3 Governing Law.

      (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND

SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

      (b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION. WITHOUT IN ANY WAY LIMITING THE PRECEDING CONSENTS TO JURISDICTION AND VENUE, THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH NEW YORK COURTS IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK OR ANY CORRESPONDING OR SUCCEEDING PROVISIONS THEREOF.

      SECTION 10.4 Modification, Waiver in Writing.

      No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

      SECTION 10.5 Delay Not a Waiver.

      Neither any failure nor any delay on the part of Lender or Borrower in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

      SECTION 10.6 Notices.

All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three
(3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:                 c/o FelCor Lodging Trust Incorporated
                                545 E. John Carpenter Freeway, Suite 1300
                                Irving, Texas 75062
                                Attention:  General Counsel
                                Facsimile No.: (972) 444-4949

With a copy to:                 Jenkens & Gilchrist
                                1445 Ross Avenue, Suite 3200
                                Dallas, Texas  75202
                                Attention: Tom E. Davis, Esq.
                                Facsimile No.: (214) 855-4300

If to Lender:                   JPMorgan Chase Bank
                                c/o J.P. Morgan Mortgage Capital, Inc.
                                400 Perimeter Center Terrace
                                Suite 575
                                Atlanta, Georgia 30346
                                Attention:  Loan Servicing
                                Facsimile No.:  (351) 770-8399

                                       and

With a copy to:                 Thacher Proffitt & Wood
                                11 West 42nd Street
                                New York, New York 10036
                                Attention:  David S. Hall, Esq.
                                Facsimile No.:  (212) 789-3500

or addressed as such party may from time to time designate by written notice to the other parties.

      Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

      SECTION 10.7 Trial by Jury.

      BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER, AS APPLICABLE.

      SECTION 10.8 Headings.

      The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      SECTION 10.9 Severability.

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 10.10 Preferences.

      Except as otherwise expressly provided herein, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

      SECTION 10.11 Waiver of Notice.

      Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

      SECTION 10.12 Remedies of Borrower.

      In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

      SECTION 10.13 Expenses; Indemnity.

      (a) Except as otherwise expressly provided herein, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements;
(iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by

Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, UCC insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may, at Lender's option, be payable to Lender's designee.

      (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

      (c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.8 hereof.

      SECTION 10.14 Schedules and Exhibits Incorporated.

      The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

      SECTION 10.15 Offsets, Counterclaims and Defenses.

      Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

      SECTION 10.16 No Joint Venture or Partnership; No Third Party
Beneficiaries.

      (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender and Lender does not have any fiduciary relationship to Borrower. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender.

      (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower (or an Affiliate of either of the foregoing acting on behalf of Borrower or Lender, as applicable) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

      SECTION 10.17 Publicity.

      All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower's counsel, shall not be subject to the prior written approval of Lender.

      SECTION 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

      (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral being of greater value as collateral security than the sum of any portion of the Collateral taken separately. Borrower agrees that the Pledge Agreements are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Pledge Agreements shall constitute an Event of Default under each of the other Pledge

Agreements which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Pledge Agreement;
(iii) each Pledge Agreement shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

      (b) To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Junior Mezzanine Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Pledge Agreement, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Pledge Agreement, any equitable right otherwise available to Borrower which would require the separate sale of the Collateral or require Lender to exhaust its remedies against any portion of the Collateral before proceeding against any other portion of the Collateral; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Collateral.

      SECTION 10.19 Waiver of Counterclaim.

      Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

      SECTION 10.20 Conflict; Construction of Documents; Reliance.

      In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

      SECTION 10.21 Brokers and Financial Advisors.

      Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

      SECTION 10.22 Prior Agreements.

      This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

      SECTION 10.23 Certain Additional Rights of Lender.

      Notwithstanding anything to the contrary which may be contained in this Agreement to the contrary, but subject to the provisions of Section 9.4 hereof, Lender shall have:

      (a) the right to routinely consult with and advise Borrower's management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur, at Lender's request, on a regular basis at any reasonable times;

      (b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any time upon reasonable notice;

      (c) the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder's equity and cash flow, a management report and schedules of outstanding indebtedness;

      (d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Properties);

      (e) the right, without restricting any other rights of Lender under this Agreement (including any similar right), in the event of certain Events of Default, to vote the owners' interests in Borrower pursuant to irrevocable proxies granted, at the request of Borrower in advance for this purpose; and

      (f) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer to voting interests in Borrower held by its members, an the right to restrict the transfer of interests in such member, except for any Transfer that is a permitted transfer.

            After prior written notice to Borrower, the rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

      SECTION 10.24 Counterparts.

      This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                         [NO FURTHER TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                 FELCOR/JPM HOLDINGS, L.L.C., a Delaware
                                 limited liability company

                                 By:  /s/ Joel M. Eastman
                                     ------------------------------------
                                      Name:  Joel M. Eastman
                                      Title: Vice President

                                 LENDER:


                                 JPMORGAN CHASE BANK, a New York banking
                                 corporation

                                 By:  /s/ Michael Mesard
                                     ------------------------------------
                                      Name:  Michael Mesard
                                      Title: Vice President

                                 Acknowledged and agreed to with
                                 respect to its obligations set forth
                                 in Article 9 hereof:


                                 FELCOR LODGING LIMITED PARTNERSHIP
                                 a Delaware limited partnership

                                 By: FelCor Lodging Trust Incorporated,
                                     a Maryland corporation, its general partner

                                        By: /s/ Joel M. Eastman
                                           -----------------------------
                                           Name:  Joel M. Eastman
                                           Title: Vice President

                                   SCHEDULE I

 LOCATION                                      ALLOCATED LOAN AMOUNT
 --------                                      ---------------------
 Omaha, Nebraska                               $  510,000

 Charleston Mills, South Carolina              $1,500,000

 San Antonio, Texas                            $1,159,000

 Tampa, Florida                                $1,005,500

 Raleigh/Durham, North Carolina                $1,005,500

 Tulsa, Oklahoma                               $  724,000

 Jacksonville, Florida                         $1,030,000

 Lexington, Kentucky                           $1,159,000

 Bloomington, Minnesota                        $  797,000

 Dallas/Fort Worth, Texas                      $1,110,000


           REMAINDER OF SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED.